UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a–6(e)(2))
☒	Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to §240.14a–12

UR-ENERGY INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0–11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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UR-ENERGY INC.

10758 West Centennial Road, Suite 200

Littleton, Colorado 80127

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 7, 2020

To the Shareholders of Ur-Energy Inc.:

The Annual and Special Meeting of Shareholders of Ur-Energy Inc. (the “Company”), will be held in person at the Hampton Inn & Suites, 7611 Shaffer Parkway, Littleton, Colorado 80127 on Thursday, May 7, 2020 at 1:00 p.m. Mountain Time /  3:00 p.m. Eastern Time to receive the audited consolidated financial statements of the Company for the year ended December 31, 2019, together with the report from the auditors thereon, and for the purpose of considering and voting upon proposals to:

1.	Elect seven (7) directors, each to serve until the next annual meeting of shareholders of the Company or until their successors are elected and appointed;
2.	Re-appoint PricewaterhouseCoopers LLP, Chartered Professional Accountants, as the independent auditors of the Company and to authorize the directors to fix the remuneration of the auditors;
3.	Approve, in an advisory (non-binding) vote, the compensation of the Company’s named executive officers (“say-on-pay”);
4.	Conduct an advisory (non-binding) vote regarding the frequency of the say-on-pay votes;
5.

Ratify, confirm and approve the renewal of the Ur-Energy Inc. Amended and Restated Stock Option Plan 2005 (the “Option Plan”), and approve and authorize for a period of three years all unallocated stock options issuable pursuant to the Option Plan; and

6.	Transact such other business as may lawfully come before the meeting or any adjournment(s) or postponement(s) thereof.

The Board of Directors has fixed the close of business on March 30, 2020 as the record date for determination of the shareholders entitled to vote at the meeting and any adjournment(s) or postponement(s) thereof. This Notice of Annual and Special Meeting of Shareholders and related proxy materials are first being distributed or made available to shareholders beginning on or about April 9, 2020.

We cordially invite you to attend the Annual and Special Meeting of Shareholders either in person or to listen by tollfree access as described in the Management Proxy Circular. Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting. Please refer to your proxy card for more information on how to vote your shares at the meeting and return your voting instructions as promptly as possible.

The attached Management Proxy Circular, proxy card, and the Company’s Annual Report to Shareholders (including financial statements) for the fiscal year ended December 31, 2019 are available at http://www.ur- energy.com/annual-general-meeting-info/.

Thank you for your support.

BY ORDER OF THE BOARD OF DIRECTORS,
/s/ Jeffrey T. Klenda, Chairman

MANAGEMENT PROXY CIRCULAR

SOLICITATION OF PROXIES	3
APPOINTMENT OF PROXIES	3
VOTING INSTRUCTIONS	4
REVOCATION OF PROXIES	6
VOTING AND DISCRETION OF PROXIES	6
COMMON SHARES ENTITLED TO VOTE	7
QUORUM	7
RIGHTS OF DISSENT	8
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	8
PARTICULARS OF MATTERS TO BE ACTED UPON	9
Proposal No. 1 Election of Directors	9
Proposal No. 2 Re-Appointment of PricewaterhouseCoopers LLP, Chartered Professional Accountants, as our Independent Auditors and Approval for the Directors to Fix the Remuneration of the Auditors	12
Proposal No. 3 Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers	13
Proposal No. 4 Conduct an Advisory (non-binding) Vote Regarding the Frequency of the Say-on-pay Votes	14
Proposal No. 5 Approval of the Renewal of the Ur-Energy Inc. Amended and Restated Stock Option Plan (the “Option Plan”)	14
MANAGEMENT	16
COMPENSATION DISCUSSION AND ANALYSIS	17
EXECUTIVE COMPENSATION	29
EQUITY INCENTIVE PLANS	32
GRANTS OF PLAN-BASED AWARDS TO NAMED EXECUTIVE OFFICERS	35
OPTION EXERCISES AND STOCK VESTED	37
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL	37
COMPENSATION OF DIRECTORS	39
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION	42
PAY RATIO OF CHIEF EXECUTIVE OFFICER COMPENSATION	43
REPORT OF THE AUDIT COMMITTEE	43
STATEMENT OF CORPORATE GOVERNANCE PRACTICES	44
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	48
INDEBTEDNESS OF DIRECTORS AND OFFICERS	55
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	55
HOUSEHOLDING	55
PERFORMANCE GRAPH AND TABLE	56
ACCOMPANYING FINANCIAL INFORMATION AND INCORPORATION BY REFERENCE	56
ANNUAL REPORT TO SHAREHOLDERS	56
SHAREHOLDER PROPOSALS	56
AVAILABILITY OF DOCUMENTS	56
OTHER MATTERS	57
APPROVAL	57
SCHEDULE A (UR-ENERGY AMENDED AND RESTATED STOCK OPTION PLAN)	A-1

UR-ENERGY INC.

10758 West Centennial Road, Suite 200

Littleton, Colorado 80127

MANAGEMENT PROXY CIRCULAR

ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

MAY 7, 2020

SOLICITATION OF PROXIES

This Management Proxy Circular (the “Circular”) is furnished in connection with the solicitation by the management of Ur-Energy Inc. (“we,” “us,” the “Company” or “Ur-Energy”) of proxies for use at the annual and special meeting of shareholders of the Company (the “Meeting”) to be held in person at the Hampton Inn & Suites, 7611 Shaffer Parkway, Littleton, Colorado 80127 on Thursday, May 7, 2020 commencing at 1:00 p.m. Mountain Time / 3:00 p.m. Eastern Time, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Meeting (the “Notice”). The solicitation will be primarily by mail, but proxies may also be solicited personally or by telephone by directors, officers, employees or representatives of the Company. All costs of solicitation will be borne by the Company. This Circular and related proxy materials are being first distributed or made available to shareholders beginning on or about April 9, 2020. The information contained herein is given as at March 30, 2020 unless otherwise indicated.

While we intend to hold our annual meeting in person on May 7, 2020, we are sensitive to the public health and travel concerns our shareholders may have and recommendations that public health and governmental officials may issue in light of the evolving coronavirus (COVID-19) situation. As a result, we may impose additional procedures or limitations to assure the safety of meeting attendees or may decide to hold the meeting in a different location or solely by means of remote communication (i.e., a virtual-only meeting). Because there are additional expenses associated with switching to a virtual-only meeting at this point, and we continue to work diligently to minimize unnecessary expenses, we currently plan to address COVID-19 concerns relating to the meeting by having directors and other meeting participants whose physical presence at the meeting is not essential attend and participate in the meeting via teleconference.  In addition (i) shareholders and others who might otherwise attend in person may instead listen to the meeting in real-time by calling toll-free 877-407-9124
(international: 201-689-8584) and/or logging on to https://www.issuerdirect.com/virtual-event/urg and (ii) shareholders who have questions they would like to pose at the meeting may send those questions to our Corporate Secretary in advance of the meeting at legaldept@Ur-Energy.com. Please include your name and return email address when you convey your questions. We believe that these procedures will reduce risks relating to COVID-19 and provide many of the benefits of a virtual-only meeting while minimizing associated costs. As set forth below, if you are a registered shareholder and wish to vote the day of the meeting, or are a proxy appointee voting the day of meeting, you must do so in person. We will continue to monitor the COVID-19 situation and if changes to our current plan become advisable, we will disclose the updated plan on our website.  We encourage you to check this website prior to the meeting if you plan to attend in person.

All dollar amounts in this Circular are in U.S. dollars, except where indicated otherwise. On March 30, 2020, the noon exchange rate of Canadian currency in exchange for United States currency, as reported by the Bank of Canada, was US$1.00 = C$1.4156.

This Circular, the proxy card, and the Company’s Annual Report to Shareholders (including financial statements) for the fiscal year ended December 31, 2019 are available at http://www.ur-energy.com/annual-general-meeting-info/.

APPOINTMENT OF PROXIES

The persons named in the enclosed form of proxy are the Chairman of the Board/Chief Executive Officer, Mr. Klenda, and our Corporate Secretary, Penne Goplerud.  Each shareholder has the right to appoint a person other than the persons named in the enclosed form of proxy, who need not be a shareholder of the Company, to represent such shareholder at the Meeting or any adjournment thereof. Such right may be exercised by inserting such person’s name in the blank space provided in the form of proxy and striking out the other names or by completing another proper form of proxy.

VOTING INSTRUCTIONS

Registered Shareholders

There are two methods by which registered shareholders (“Registered Shareholders”), whose names are shown on the books or records of the Company as owning common shares no par value of the Company (“Common Shares”), can vote their Common Shares at the Meeting either in person at the Meeting or by proxy.  Should a Registered Shareholder wish to vote in person at the Meeting, the Registered Shareholder should attend the Meeting where his or her vote will be taken and counted. Although we are making a toll-free number available to listen to the Meeting, if you wish to vote the day of the Meeting, you must do so in person. Should the Registered Shareholder not wish to attend the meeting or not wish to vote in person, his or her vote may be voted by proxy through one of the methods described below and the Common Shares represented by the proxy will be voted or withheld from voting, in accordance with the instructions as indicated in the form of proxy, on any ballot that may be called for, and if a choice was specified with respect to any matter to be acted upon, the shares will be voted accordingly.

A Registered Shareholder may vote by proxy by using one of the following methods:  (i) the paper form of proxy to be returned by mail or delivery; (ii) by Internet; or (iii) by telephone.  The methods of using each of these procedures are as follows:

Voting by Mail. A Registered Shareholder may vote by mail or delivery by completing, dating and signing the enclosed form of proxy and depositing it with Computershare Investor Services Inc. (the “Transfer Agent”) using the envelope provided or by mailing it to Computershare Investor Services Inc., Attention: Proxy Department, 100 University Avenue, 8th Floor, Toronto, Ontario M5J 2Y1 or to the Corporate Secretary of the Company at 10758 West Centennial Road, Suite 200, Littleton, Colorado 80127 for receipt no later than 1:00 p.m. (MDT) on Tuesday, May 5, 2020, or if the Meeting is adjourned, by no later than 48 hours (excluding Saturdays, Sundays and holidays) before any adjourned Meeting.

Voting by Internet. A Registered Shareholder may vote by Internet by accessing the following website:  www.investorvote.com. When you log on to the site you will be required to input a control number as instructed on the form of proxy. Please see additional information enclosed with the Circular on the form of proxy.  Registered Shareholders may vote by Internet up to 1:00 p.m. (MDT) on Tuesday, May 5, 2020, or if the Meeting is adjourned, no later than 48 hours (excluding Saturdays, Sundays and holidays) before any adjourned Meeting.

Voting by Telephone. A Registered Shareholder may vote by telephone by calling the toll free number 1‑866-732-8683 from a touch tone phone. When you telephone you will be required to input a control number as instructed on the form of proxy. Please see additional information enclosed with the Circular on the form of proxy. Registered Shareholders may vote by telephone up to 1:00 p.m. (MDT) on Tuesday, May 5, 2020, or if the Meeting is adjourned, no later than 48 hours (excluding Saturdays, Sundays and holidays) before any adjourned Meeting.

Voting by mail or the Internet are the only methods by which a Registered Shareholder may choose an appointee other than the management appointees named on the proxy and must be completed by the Registered Shareholder or by an attorney authorized in writing or, if the Registered Shareholder is a corporation or other legal entity, by an authorized officer or attorney.

Non-Registered Shareholders (Beneficial Owners)

In this Circular and the enclosed form of proxy and Notice, all references to shareholders are to Registered Shareholders of Common Shares. Only Registered Shareholders of Common Shares, or the person they appoint as their proxy, are permitted to vote at the Meeting.  However, in many cases, Common Shares beneficially owned by a holder (a “Non-Registered Shareholder” or “Beneficial Owner”) are registered either:

(a)

in the name of an intermediary (an “Intermediary”) that the Non-Registered Shareholder deals with in respect of the shares, such as, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered RRSPs, RRIFs, RESPs and similar plans; or

(b)

in the name of a clearing agency such as CDS & Co. or DTC (the registration names for CDS Clearing and Depository Services Inc., and Depositary Trust Company, respectively) of which the Intermediary is a participant.

Common Shares held by your broker or its nominee can only be voted upon your instructions. Beneficial Owners should ensure that instructions respecting the voting of their Common Shares are communicated to the appropriate person.

There are two kinds of Beneficial Owners, those who object to their name being made known to the Company, referred to as objecting beneficial owners (“OBOs”), and those who do not object to the Company knowing who they are, referred to as non-objecting beneficial owners (“NOBOs”). In accordance with the requirements of National Instrument 54-101 Communication with Beneficial Owners of Securities of a Reporting Issuer (“NI 54-101”), the Company has opted this year to distribute copies of the Notice, Circular, the form of proxy and our annual report for the fiscal year ended December 31, 2019 (including financial statements) (collectively, the “Meeting Materials”) to all NOBOs directly through the Transfer Agent.  Whereas, the Meeting Materials will continue to be distributed to OBOs through clearing agencies and Intermediaries, who often use a service company (such as Broadridge Financial Solutions, Inc. (“Broadridge”)) to forward meeting materials to Non-Registered Shareholders. The Company is not relying on the notice-and-access delivery procedures of NI 54-101 or the corresponding rules of the U.S. Securities and Exchange Commission (“SEC”) to distribute copies of the Meeting Materials.

The Meeting Materials are being sent to both Registered and Non-Registered Shareholders of the Common Shares. If you are a Non-Registered Shareholder, and the Company or its agent has sent these Meeting Materials directly to you, your name and address and information about your holdings of Common Shares, have been obtained in accordance with applicable securities regulatory requirements from the Intermediary holding on your behalf.

By choosing to send the Meeting Materials to NOBOs directly, the Company (and not the Intermediary holding on your behalf) has assumed responsibility for (i) delivering these Meeting Materials to you, and (ii) executing your proper voting instructions.  Please return your voting instructions as specified in the request for voting instructions.

Objecting Beneficial Owners

Intermediaries are required to forward Meeting Materials to OBOs unless an OBO has waived the right to receive them. Generally, OBOs who have not waived the right to receive Meeting Materials will usually receive a voting instruction form (“VIF”) from their applicable Intermediary in lieu of the form of proxy from the Company. The VIF will name the same persons as the proxy to represent the shareholder at the Meeting. A shareholder has the right to appoint a person (who need not be a shareholder of Ur-Energy) other than persons designated in the VIF, to represent the shareholder at the Meeting. To exercise this right, the shareholder should insert the name of the desired representative in the blank space provided in the VIF. You are asked to complete and return the VIF to your applicable Intermediary by mail or facsimile. Alternatively, you may be able to call the toll free telephone number or access the Internet website listed on your VIF to vote your Common Shares. If you receive a VIF from your Intermediary, it cannot be used as a proxy to vote Common Shares directly at the Meeting as the VIF must be returned to your Intermediary well in advance of the Meeting in order to have the Common Shares voted or to appoint an alternative representative to attend at the Meeting in person to vote such Common Shares.

Non-Objecting Beneficial Owners

NOBOs can expect to receive the Meeting Materials with a VIF from the Transfer Agent. These VIFs are to be completed and returned to the Transfer Agent by mail or by following the instructions contained on the VIF for telephone or Internet voting. The Transfer Agent will tabulate the results of the VIFs received from NOBOs and will provide appropriate instructions at the Meeting with respect to the shares represented by the VIFs received. If you receive a VIF from the Transfer Agent, it cannot be used as a proxy to vote Common Shares directly at the Meeting as the VIF must be returned to the Transfer Agent well in advance of the Meeting in order to have the Common Shares voted or to appoint an alternative representative to attend at the Meeting in person to vote such Common Shares.

The purpose of these procedures is to permit Non-Registered Shareholders to direct the voting of the shares they beneficially own. Should a Non-Registered Shareholder who receives either a proxy or a VIF wish to attend and vote at the Meeting in person (or have another person attend and vote on behalf of the Non-Registered Shareholder), the Non-Registered Shareholder should strike out the names of the persons named in the proxy and insert the Non-Registered Shareholder’s (or such other person’s) name in the blank space provided or, in the case of a VIF, follow the corresponding instructions on the form.

In any event, Non-Registered Shareholders should carefully follow the instructions of their Intermediaries and Broadridge or other service company, or the Transfer Agent, as the case may be.

Broker Non-Votes

A “broker non-vote” occurs when an Intermediary holding shares for a Beneficial Owner votes on one proposal, but does not vote on another proposal because the Intermediary does not have discretionary voting power and has not received instructions to do so from the Beneficial Owner. The nominee that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. Each of the proposals at the Meeting, other than Proposal No. 2, are “non-routine” matters and therefore an Intermediary holding shares for a Beneficial Owner will not have the authority to vote on those matters in the absence of instructions from the Beneficial Owner. Broker non-votes are not counted in the tabulation of votes cast on a particular proposal and therefore will not have an effect on the approval of that proposal.

REVOCATION OF PROXIES

A shareholder who has given a proxy has the power to revoke it as to any matter on which a vote shall not already have been cast pursuant to the authority conferred by such proxy and may do so (i) by delivering another properly executed proxy bearing a later date and depositing it as aforesaid, including within the prescribed time limits noted above; (ii) by depositing an instrument in writing revoking the proxy executed by the shareholder or by the shareholder’s attorney authorized in writing (A) at our head office with the Corporate Secretary at 10758 West Centennial Road, Suite 200, Littleton, Colorado 80127 at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, at which the proxy is to be used, or (B) with the Chair of the Meeting, prior to its commencement, on the day of the Meeting, or at any adjournment thereof; (iii) by attending the Meeting in person and so requesting; or (iv) in any other manner permitted by law.

A Non-Registered Shareholder may revoke a VIF or a waiver of the right to receive Meeting Materials and to vote given to an Intermediary at any time by written notice to the Intermediary, except that an Intermediary is not required to act on a revocation of a VIF or a waiver of the right to receive Meeting Materials and to vote that is not received by the Intermediary at least seven (7) days prior to the Meeting.

VOTING AND DISCRETION OF PROXIES

On any ballot that may be called for, the shares represented by proxies in favor of the persons named by management of the Company will be voted for or against, or voted for or withheld from voting on, or the preferred frequency of say-on-pay votes (or abstention thereon), on the matters identified in the proxy, in each case in accordance with the instructions of the shareholder. In the absence of any instructions on the proxy, it is the intention of the persons named by management in the accompanying form of proxy to vote

(1)	FOR the election of all of management’s nominees as directors;
(2)	FOR the re-appointment of PricewaterhouseCoopers LLP, Chartered Professional Accountants, as our independent auditors and the authorization of the directors to fix the remuneration of the auditors;
(3)	FOR the advisory resolution to approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers;
(4)	FOR the advisory (non-binding) vote to determine ANNUAL should be the frequency of future advisory votes on the compensation of the Company’s named executive officers (“say-when-on-pay”);
(5)

FOR the resolution to approve the renewal of our Amended and Restated Stock Option Plan 2005 (the “Option Plan”) and to approve and authorize all unallocated stock options issuable pursuant to the Option Plan until the third anniversary of the adoption of the present resolution; and

(6)	In accordance with management’s recommendations with respect to amendments or variations of the matters set out in the Notice or any other matters which may properly come before the Meeting.

The accompanying form of proxy confers discretionary authority upon the persons named therein with respect to amendments or variations of the matters identified in the Notice or any other matters that may properly come before the Meeting. As at the date of this Circular, management of the Company knows of no such amendments, variations or other matters that may properly come before the Meeting other than the matters referred to in the Notice.

COMMON SHARES ENTITLED TO VOTE

As at March 30, 2020, the authorized capital of the Company consisted of an unlimited number of Common Shares, of which 160,478,059 Common Shares were issued and outstanding, and an unlimited number of Class A Preference Shares, issuable in series, of which none has been issued. A holder of record of Common Shares as at the close of business on March 30, 2020 (the “Record Date”) is entitled to one vote for each Common Share held by the shareholder. The directors nominated for election pursuant to Proposal No. 1 will be elected by plurality vote, meaning that the seven nominees who receive the most votes, whether in person or by proxy, will be elected; however, the Company has adopted a majority voting policy pursuant to which any director who fails to receive a majority of the votes cast will be required to tender his resignation. See “Statement of Corporate Governance – Majority Voting Policy.” With respect to Proposal Nos. 2, 3, 4,  5 and 6, the affirmative vote of a majority of the votes cast at the Meeting, whether in person or by proxy, is required for approval of such matter.

In accordance with the Canada Business Corporations Act, the Company will prepare a list of holders of Common Shares on the Record Date. Each holder of Common Shares named in the list at the close of business on the Record Date will be entitled to vote the Common Shares shown opposite his or her name on the list at the Meeting.

QUORUM

The presence, in person or by proxy, of two shareholders holding not less than 10% of the Common Shares entitled to vote as of the Record Date constitutes a quorum for the transaction of business at the Meeting. In the event there is not a quorum present to approve any proposals at the time of the Meeting, the Meeting shall be adjourned to a date no less than seven days later than the scheduled Meeting date in order to permit further solicitation of proxies. The scrutineer will treat Common Shares represented by a properly signed and returned proxy as present at the Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining.

RIGHTS OF DISSENT

Pursuant to the Canada Business Corporations Act, there are no rights of dissent in respect of the resolutions to be voted on by the shareholders at this Meeting.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Management

As of March 30, 2020, our Record Date, we had 160,478,059 Common Shares issued and outstanding, and 4,670,128 stock options which may be exercised currently or within the sixty (60) days following March 30, 2020.

	Number of	Percentage of Issued and
	Common Shares of	Outstanding Common Shares of
Name of Holder	Ur-Energy	Ur-Energy
Directors and Named Executive Officers (1)(2)
W. William Boberg (3)	1,110,468	*
John W. Cash	581,981	*
Rob Chang	167,705	*
James M. Franklin(4)	920,960	*
Penne A. Goplerud	698,409	*
Steven M. Hatten	596,301	*
Gary C. Huber	686,939	*
Jeffrey T. Klenda (5)	3,620,168	2.17%
Thomas H. Parker	505,753	*
Roger L. Smith	868,371	*
Kathy E. Walker	300,239	*
All Directors and executive officers, as a group (11 persons)	10,057,294	6.03%

*      Less than one percent

(1)	Address for each of our directors and executive officers: 10758 West Centennial Road, Suite 200, Littleton, Colorado 80127.
(2)

The beneficial ownership shown for all holders in this table represents Common Shares and all options which may be exercised currently or within sixty (60) days following March 30, 2020. For our Directors and Named Executive Officers, this represents the following: Boberg (782,069 Common Shares, 328,399 options); Cash (165,793 Common Shares, 416,188 options); Chang (0 Common Shares, 167,705 Options); Franklin (592,561 Common Shares, 328,399 options); Goplerud (200,115 Common Shares, 498,294 options); Hatten (159,588 Common Shares, 436,713 options); Huber (158,540 Common Shares, 528,399 options); Klenda (2,783,023 Common Shares, 837,145 options); Parker (177,354 Common Shares, 328,399 options); Smith (314,123 Common Shares, 554,248 options); and Walker (54,000 Common Shares, 246,239 options). As of the Record Date, March 30, 2020, the number of the Company’s Common Shares beneficially owned by all of the Directors and executive officers as a group and entitled to be voted at the meeting is 5,387,166.

(3)	Of the shares identified, Mr. Boberg holds 118,796 Common Shares jointly with his wife.
(4)	Of the shares identified, Mr. Franklin holds 50,000 Common Shares indirectly through his ownership in Franklin Geosciences Ltd.
(5)	Of the total number of Common Shares held by Mr. Klenda, he has pledged 1,706,640 Common Shares on a multi-purpose equity line of credit. Mr. Klenda’s Common Shares are held jointly with his wife.

Security Ownership of Certain Beneficial Owners

As of March 30, 2020, no person owned of record, or was known to own beneficially, more than 5% of the outstanding voting shares of Common Shares.

PARTICULARS OF MATTERS TO BE ACTED UPON

Proposal No. 1:  Election of Directors

The articles of the Company provide that the Board of Directors of the Company (the “Board of Directors” or the “Board”) shall consist of a minimum of one and a maximum of ten directors, the number of which is currently fixed at seven. Election of directors will be conducted on an individual basis, as seen on the proxy or VIF you receive and will include Jeffrey T. Klenda, James M. Franklin, W. William Boberg, Thomas H. Parker, Gary C. Huber, Kathy E. Walker and Rob Chang. As discussed in the description of the Company’s Majority Voting Policy, below, each Director must receive a majority of the votes cast (in person or by proxy) as to his or her election, or will be required to submit his or her resignation pursuant to the policy.

Nominees:  Each of the seven persons named above is a nominee for election as a Director at the Annual and Special Meeting for a term of one year or until his or her successor is elected and qualified. Unless authority is withheld, the proxies will be voted for the election of such nominees. Each of the nominees is currently serving as a Director of the Company. All the nominees were elected to the Board of Directors at the last annual meeting of shareholders. Management does not anticipate that any of the nominees for election as directors will be unable to serve as a director, but if that should occur for any reason prior to the Meeting, the persons named in the accompanying form of proxy reserve the right to vote for another nominee in their discretion or for the election of only the remaining nominees.

The Board of Directors has delegated to the Corporate Governance and Nominating Committee the responsibility for reviewing and recommending nominees for director. The Board determines which candidates to nominate or appoint, as appropriate, after considering the recommendation of the Corporate Governance and Nominating Committee.

Qualifications:    In evaluating a director candidate, the Corporate Governance and Nominating Committee considers the candidate’s independence, character, corporate governance skills and abilities, business experience, industry-specific experience including technical expertise, training and education, commitment to performing the duties of a director, and other skills, abilities, or attributes that fill specific needs of the Board or its committees. Each nominee brings a strong and unique background and set of skills to the Board, giving the Board, as a whole, competence and experience in a wide variety of areas, including natural resources exploration and development, mining operations, executive management, board service, corporate governance, finance, financial markets, government, employment, and international business. These varied and substantial backgrounds, skills and qualifications, as described in more detail below, and the contributions of each to the development and current operations of the Company as described below under the heading “Board Composition – Including Tenure and Outlook on Set Retirement Age,” led the Corporate Governance and Nominating Committee and the Board of Directors to the conclusion that each of the nominees should serve as a Director.

Recommendation of Ur-Energy’s Board of Directors

The Board of Directors recommends that the shareholders vote FOR the election of all of the named nominees for director and, unless a shareholder gives instructions on the proxy card to the contrary, the proxies named thereon intend to so vote.

Jeffrey T. Klenda, 63, B.A.	Chairman, President & CEO

Mr. Klenda graduated from the University of Colorado in 1980 and began his career as a stockbroker specializing in venture capital offerings. Prior to founding Ur-Energy in 2004, he worked as a Certified Financial Planner and was a member of the International Board of Standards and Practices. In 1986, he started Klenda Financial Services, an independent financial services company providing investment advisory services to high-end individuals and corporate clients as well as providing venture capital to corporations seeking entry to the U.S. securities markets. In the same year, Mr. Klenda formed Independent Brokers of America, Inc., a national marketing organization. He also served as President of Security First Financial, a company he founded to provide consultation to individuals and corporations seeking investment management and early stage funding. Over the last 35 years, Mr. Klenda has acted as an officer and/or director for numerous publicly-traded companies, having taken his first company public at 28 years of age. Mr. Klenda has served as the Chairman of the Board of Directors of the Company since 2006. He served as Executive Director from January 2006 to May 2015. Thereafter, he served as Acting Chief Executive Officer until being named President and Chief Executive Officer by our Board of Directors in December 2016.

The Board of Directors has concluded that Mr. Klenda is well qualified and should serve as a director on the basis of his numerous contributions to the Company since its inception, his nearly 40 years of experience in the financial markets and in service to numerous publicly-traded companies as an officer and director.

James M. Franklin, 77, PhD, FRSC, P.Geo	Director & Chair of the HSE & Technical Committee

Dr. Franklin has over 50 years’ experience as a geologist. He is a Fellow of the Royal Society of Canada. Since 1998, he has been an Adjunct Professor at Queen’s University, since 2001, at Laurentian University and since 2006 at the University of Ottawa. He is a past President of the Geological Association of Canada and of the Society of Economic Geologists. He retired in 1998 as Chief Geoscientist of the Geological Survey of Canada, Earth Sciences Sector. Since that time, he has been a consulting geologist and is currently a director of Aura Resources Inc. (since October 2003), Anconia Resources Corp. (since June 2012), and Nuinsco Resources Ltd (since June 2018). Dr. Franklin’s lifetime achievements have been honored by several professional organizations: among his honors, Dr. Franklin has been awarded GAC’s Logan and Duncan R. Derry medals, CIM’s Selwyn Blaylock, A.O. Dufresne, Distinguished Lecturer and Julian Boldy Memorial awards and the Society of Economic Geologists Thayer Lindsley and Distinguished Lecturer awards. He has also received the R.A.F. Penrose Gold Medal from SEG for his many contributions to a broad cross section of geosciences. In 2017 he was made a Fellow of Lakehead University, honoring his contributions to education and economic development in northern Ontario. Dr. Franklin was inducted into the Canadian Mining Hall of Fame in 2019 for his many contributions to the mining industry.

The Board of Directors has concluded that Dr. Franklin is well qualified and should serve as a director on the basis of his contributions as a director to the Company since its inception and his more than 50 years of experience in geosciences and mineral resource work in industry, governmental service and academia.

W. William (Bill) Boberg, 80, M.Sc., P. Geo	Director

Mr. Boberg has served as a director of the Company since January 2006. Mr. Boberg served as the Company’s President and Chief Executive Officer (2006 to 2011). Prior to that time, Mr. Boberg was the Company’s senior U.S. geologist and Vice President U.S. Operations (2004 to 2006). Before his initial involvement with the Company, he was a consulting geologist having over 40 years’ experience investigating, assessing and developing a wide variety of mineral resources in diverse geologic environments in western North America, South America and Africa. Mr. Boberg worked for Gulf Minerals, Hecla Mining, Anaconda, Continental Oil Minerals Department, Wold Nuclear, Kennecott, Western Mining, Canyon Resources and Africa Mineral Resource Specialists. Mr. Boberg has over 20 years of experience exploring for uranium in the continental U.S. He discovered the Moore Ranch Uranium Deposit and the Ruby Ranch Uranium Deposit as well as several smaller deposits in Wyoming’s Powder River Basin. He received his Bachelor’s Degree in Geology from Montana State University and his Master’s Degree in Geology from the University of Colorado. He is a registered Wyoming Professional Geologist and fellow of the Society of Economic Geologists. He is a member of the Society for Mining, Metallurgy & Exploration Inc., American Institute of Professional Geologists (for which he is a Certified Professional Geologist), the Denver Regional Exploration Society and the American Association of Petroleum Geologists. Mr. Boberg is also a director for Aura Resources Inc. (since June 2008).

The Board of Directors has concluded that Mr. Boberg is well qualified and should serve as a director on the basis of his contributions to the Company since 2004 (since 2006 as a director and, from 2006 until 2011, as the President and CEO), as well as his more than 40 years of experience in mineral resources exploration and development.

Thomas H. Parker, 77, M.Eng., P.E.	Lead Director, Chair of Audit Committee & Chair of Treasury & Investment Committee

Mr. Parker has worked extensively in senior management positions in the mining industry for the past 53 years. Mr. Parker is a mining engineer graduate from South Dakota School of Mines, with a Master’s Degree in Mineral Engineering Management from Penn State. Mr. Parker was President and CEO, and a director of U.S. Silver Corporation until his retirement in 2012.  Prior to that, Mr. Parker was President and CEO of Gold Crest Mines, Inc., before which  he was the President and CEO of High Plains Uranium, Inc., a junior uranium mining company acquired by Energy Metals in January 2007. Mr. Parker also served for 10 years as Executive Vice President of Anderson and Schwab, a management consulting firm. Prior to Anderson and Schwab, Mr. Parker held many executive management positions including with Costain Minerals Corporation, ARCO, Kerr McGee Coal Corporation and Conoco. He also has worked in the potash, limestone, talc, coal and molybdenum industries and has extensive experience working in Niger, France and Venezuela.

The Board of Directors has concluded that Mr. Parker is well qualified and should serve as a director on the basis of his contributions to the Company as a director since 2007 and, most recently, as our Lead Director since 2014, as well as his more than 50 years of experience in the mining industry and in executive management positions.

Gary C. Huber, 68, PhD, P.Geo	Director, Chair of Compensation Committee & Chair of Corporate Governance and Nominating Committee

Dr. Huber is a mining executive with over 40 years of natural resources experience. Previously, Dr. Huber served as a director for Ur‑Energy during 2007. Dr. Huber returned to serve as a director for Ur-Energy in 2015. In the interim, Dr. Huber served as President and CEO of Neutron Energy, Inc. (2007-2012), a privately-held uranium company which was conducting project feasibility analyses as well as permitting of two uranium mines and a mill complex. Dr. Huber is the founder, in 2006, and managing member of Rangeland E&P, LLC, a private company established for oil and gas exploration. Dr. Huber recently served as an independent director of Gold Resource Corporation, a precious metal mining company. He was chairman of its audit committee and a member of the compensation committee. He also has  served as an independent director of Capital Gold Corp., a gold mining company with operations in Mexico, and served on its audit and corporate governance committees. Dr. Huber was one of the founders of Canyon Resources Corporation in 1979, and served in various capacities there until 2006, including as director, chief financial officer, vice president of finance, treasurer and secretary. He also served as the president and chief executive officer of CR Minerals Corporation, an industrial minerals subsidiary of Canyon Resources, from 1987 to 1998. Dr. Huber holds a PhD in geology from Colorado School of Mines and received a Bachelor of Science in Geology from Fort Lewis College. He is a fellow of the Society of Economic Geologists, where he previously served as the Chairman of its Audit and Investment Committees; a member of the Society for Mining, Metallurgy and Exploration, where he previously served as the Chairman of the Audit Committee. Dr. Huber served as a director and treasurer of The Society of Independent Professional Earth Scientists, a not-for-profit professional group. He also has served as President of the Society of Independent Earth Scientists Foundation, which awards scholarships to undergraduate and graduate students majoring in the earth sciences fields. Dr. Huber formerly was a director of the Denver Gold Group, a not-for-profit industry association for publicly-traded precious metal companies. Dr. Huber is a Utah registered Professional Geologist.

The Board of Directors has concluded that Dr. Huber is well qualified and should serve as a director of the Company on the basis of his contributions to the Company as a director (in 2007, and since his return to the Board in 2015), and because of his extensive mining industry experience including in areas of natural resources development and mining operations, and executive management and finance, developed by serving as an executive officer and director of publicly-traded natural resource companies.

Kathy E. Walker, 61, MBA	Director

Ms. Walker is the President and Chief Executive Officer of Elm Street Resources Inc., an energy marketing company based in Paintsville, Kentucky. Ms. Walker is also the Director of the eKentucky Advanced Manufacturing Institute, Inc., a workforce development training facility in Eastern Kentucky. She brings more than 30 years’ experience in various energy and financial related business endeavors to our Board. Ms. Walker holds an MBA from Xavier University. Prior to starting Elm Street Resources, she served as Secretary and Controller of Agip Coal, USA, a subsidiary of the Italian National Energy Agency ENI. She is currently a member of the National Coal Council; a member of the Kentucky Coal Association; a member of the Kentucky Judicial Campaign Conduct Committee; and  the Chair of the Morehead State University Board of Regents. Ms. Walker was a founder and board member of First Security Bank, Lexington, Kentucky and of Great Nations Bank, Norman, Oklahoma.

The Board of Directors has concluded that Ms. Walker is well qualified and should serve as a director of the Company on the basis of her contributions to the Company as a director since 2017, and because of her extensive energy-related business experience including in areas of sales and marketing, executive management and finance, developed by serving as an executive officer and director of various entities.

Rob Chang, 42, MBA	Director

Rob Chang has over 23 years of experience in the financial services industry. Mr. Chang served as the Chief Financial Officer of Riot Blockchain (2018-2019). Previously, he served as the Managing Director and Head of Metals & Mining at Cantor Fitzgerald, where he provided research coverage in precious metals, base metals, lithium, and uranium. He is well familiar with the uranium mining industry and is considered a subject matter expert by several media outlets. He was recognized by Bloomberg as the "Best Precious Metals Analyst" in Q1 2016. Mr. Chang has been frequently quoted by and a regular guest of several media outlets including Bloomberg, Reuters, CNBC, and the Wall Street Journal. Mr. Chang previously served as a Director of Research and Portfolio Manager at Middlefield Capital, a Canadian investment firm which managed $3 billion in assets. He was also on a five-person multi-strategy hedge fund team where he specialized in equity and derivative investments. Mr. Chang completed his MBA at the University of Toronto's Rotman School of Management. Mr. Chang also serves as a director on the boards of Fission Uranium Corp. (since April 2018) and Shine Minerals Corp. (since November 2018).

The Board of Directors has concluded that Mr. Chang is well qualified and should serve as a director of the Company on the basis of his contributions to the Board since 2018, and his extensive knowledge of the financial markets and financial services industry, as well as his knowledge of the uranium mining industry.

Proposal No. 2:    Re-Appointment of PricewaterhouseCoopers LLP, Chartered Professional Accountants, as our Independent Auditors and Approval for the Directors to Fix the Remuneration of the Auditors

Appointment of Auditor

The Audit Committee selected and has recommended the independent accounting firm of PricewaterhouseCoopers LLP with respect to the audit of our financial statements for the year ended December 31, 2020. At the Meeting, it is proposed to re-appoint PricewaterhouseCoopers LLP, Chartered Professional Accountants, as auditors of the Company, to serve until the next annual meeting of shareholders with their remuneration to be fixed by the Board of Directors.

In light of ongoing travel and gathering conditions related to COVID-10/coronavirus, we currently expect that our Audit Partner from PricewaterhouseCoopers LLP will participate in our Meeting by telephone.

Independent Accountant Fees and Services

PricewaterhouseCoopers LLP and its affiliates have been the auditors of Ur-Energy since December 2004. The fees accrued for audit and audit-related services performed by PricewaterhouseCoopers LLP in relation to our financial years ended December 31, 2019 and 2018, paid and shown below in C$, were as follows:

Years ending	Audit fees (1)	Audit-related Fees (2)	Tax Fees (3)	All Other Fees (4)
December 31, 2019	$ 192,150	$ 63,529	$ -	$ 19,294
December 31, 2018	$ 244,438	$ 68,256	$ -	$ 38,588

(1)	Audit fees consisted of audit services, reporting on internal control over financial reporting and review of such documents filed with the securities regulators.
(2)

Audit related fees were for services in connection with quarterly reviews of the consolidated financial statements and work in connection with our securities filings as required by the United States and Canadian securities regulators.

(3)	Fees such as those billed for tax compliance, tax advice, and tax planning services, if any.
(4)

The amount reflected as “All Other Fees” for includes fees related to our shelf registration and at-market sales agreement and, in September 2018, for the equity financing we completed under the shelf registration.

Audit Committee’s Pre-Approval Practice

All services reflected in the preceding table for 2019 and 2018 were pre-approved in accordance with the policy of the Audit Committee of the Board of Directors

It is proposed to approve an ordinary resolution to re-appoint the firm of PricewaterhouseCoopers LLP, Chartered Professional Accountants, as auditors of the Company to hold office until the close of the next annual meeting of shareholders or until PricewaterhouseCoopers LLP is removed from office or resigns, and to authorize the Board of Directors of the Company to fix the remuneration of PricewaterhouseCoopers LLP as auditors of the Company.

Recommendation of Ur-Energy’s Board of Directors

The Board of Directors recommends that the shareholders vote FOR the re-appointment of PricewaterhouseCoopers LLP, Chartered Professional Accountants, and to authorize the Board of Directors of the Company to fix the remuneration of PricewaterhouseCoopers LLP as auditors and, unless a shareholder gives instructions on the proxy card to the contrary, the proxies named thereon intend to so vote.

The approval of Proposal No. 2 requires the approval of a majority of the votes cast by shareholders present in person or represented by proxy at the Meeting.

Proposal No. 3:  Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers

Advisory Vote on Named Executive Officer Compensation

In accordance with SEC rules, our shareholders will be asked at the Meeting to approve the compensation of our Named Executive Officers as disclosed in this Circular, including the disclosures under “Compensation Discussion and Analysis,” and the compensation tables and related narrative disclosure. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the policies and practices described in this Circular.

We conducted a similar advisory vote in 2019 and approximately 93% of the votes cast at that meeting voted in favor of the compensation of our Named Executive Officers. This vote is advisory, which means that its outcome is not binding on the Company, the Board of Directors or the Compensation Committee of the Board of Directors.

If the say-when-on-pay advisory vote concludes that we will continue with an annual say-on-pay advisory vote, the next advisory vote will occur at our annual meeting in 2021.

The Compensation Committee and the Board of Directors believe that our compensation policies and procedures are effective in achieving our goals. As described under “Compensation Discussion and Analysis” our compensation program is designed to motivate executive officers and employees to achieve pre-determined objectives without taking excessive risks; provide competitive compensation and benefit programs to attract and retain highly-qualified executives and employees; encourage an ownership mentality; and, fundamentally, to support the achievement of results. We believe that the Company’s compensation program, with its balance of (i) short-term incentives (including cash bonus awards and performance conditions for such awards), (ii) long-term incentives (including equity awards of stock options and restricted share units which vest over varied periods of two to three years), and (iii) share ownership guidelines for executive officers, reward sustained performance that is aligned with long-term shareholder interests. Shareholders are encouraged to read the “Compensation Discussion and Analysis,” and the compensation tables and related narrative disclosure. Shareholders will be asked to approve the following ordinary resolution (the “Advisory Vote on Named Executive Officer Compensation Resolution”) at the Meeting:

BE IT RESOLVED THAT the Company’s shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Management Proxy Circular for this annual and special meeting of shareholders, including the “Compensation Discussion and Analysis,” and the compensation tables and related narrative disclosure, pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission.

Recommendation of Ur-Energy’s Board of Directors

The Board of Directors recommends that shareholders vote FOR approval of the Advisory Vote on Named Executive Officer Compensation Resolution.

The approval of the advisory vote on Proposal No. 3 requires the affirmative vote of a majority of the votes cast at the meeting. Although the advisory vote is non-binding, the Board will review the results of the vote and will take them into account in determinations concerning executive compensation.

Proposal No. 4: Vote, on  an Advisory Basis, for the Frequency of “Say-On-Pay” Votes (“Say-When-on-Pay”)

Advisory Vote on Frequency of Votes on Named Executive Officer Compensation

Under the applicable SEC rules relating to Named Executive Officer compensation, shareholders shall provide an advisory, non-binding, vote on whether future advisory votes on Named Executive Officer compensation should occur every year, every two years or every three years. Alternatively, shareholders may abstain from voting. The Dodd-Frank Act requires the Company to hold the advisory vote on the frequency of the say-on-pay vote at least once every six years. The next vote on the frequency of the say-on-pay will be held at our 2026 annual meeting of shareholders.

For the past six years, since our first “say-when-on-pay” vote, we have conducted a say-on-pay vote each year. Our Board of Directors believes that continuing with an annual vote is the optimal frequency for the say-on-pay vote in order to keep our shareholders apprised of our compensation program and any changes thereunder.

This advisory vote on the frequency of the say-on-pay vote is not binding on the Company’s Board of Directors.  However, the Board of Directors will consider the result of the vote when determining the frequency of future say-on-pay votes. The choice among the four choices included in the resolution which receives the highest number of votes will be deemed the choice of the shareholders.

After careful consideration of the frequency alternatives, the Board believes that conducting an advisory vote on Named Executive Officer compensation on an annual basis is appropriate for the Company and its shareholders at this time.  However, shareholders may vote for their preferred voting frequency by choosing the option of one year, two years, three years (or may abstain from voting) in response to the following resolution:

BE IT RESOLVED THAT the shareholders determine that, on an advisory basis, the preferred frequency of an advisory vote on the compensation of the Company’s Named Executive Officers as set forth in the Company’s Management Proxy Circular should be every year, every two years or every three years.

The Board of Directors recommends that shareholders vote ANNUALLY for advisory votes on the frequency of future votes on Named Executive Officer compensation.

Proposal No. 5:  Approval of the Renewal of the Ur-Energy Inc. Amended and Restated Stock Option Plan 2005

At the Meeting, shareholders will be asked to consider, and, if thought advisable, to pass, with or without variation, a resolution substantially in the form set out below, to ratify, confirm and approve the renewal of the Ur-Energy Inc. Amended and Restated Stock Option Plan 2005, as amended (the “Option Plan”) and approve and authorize for a period of three years all unallocated options issued pursuant to the Option Plan. The Board of Directors wishes to renew the Option Plan, which was previously ratified, confirmed and approved at meetings of shareholders of the Company in May 2017, April 2014, April 2011, and May 2008. The rules of the Toronto Stock Exchange (“TSX”)

provide that the stock option plan of an issuer must be approved by its securityholders every three years after its institution if such plan does not have a fixed maximum number of securities issuable thereunder, which is the case of the Option Plan of the Company, which provides that the maximum number of Common Shares available for issuance hereunder is equal to 10% of the number of Common Shares outstanding at the time of grant.

The Option Plan is described in greater detail in the “Equity Incentive Plans” section below under the heading “Stock Options and RSUs,” and the full text of the Option Plan is attached to this Circular as Schedule A.  A shareholder may obtain a copy of the Option Plan from the Secretary of the Company upon request at 10758 West Centennial Road, Suite 200, Littleton, Colorado 80127, telephone 720-981-4588.

At the Meeting, shareholders will also be asked to consider and, if deemed advisable, to approve, with or without variation, the unallocated options, rights or other entitlements with respect to treasury issuances under the Option Plan and the grant of options until May 6, 2023, which is the date that is three years from the date of the Meeting.

The Board of Directors is of the view that it is in the best interests of the Company to approve and renew the Option Plan, which will continue to enable the Board of Directors to grant options to directors, officers, employees and consultants of the Company and its subsidiaries as a means of attracting and retaining highly-qualified directors, officers, employees and consultants who will be motivated towards the success of the Company and to encourage share ownership in the Company by directors, officers, employees and consultants who work in behalf of the Company.

If, at the Meeting, the shareholders of the Company do not approve all unallocated options with respect to treasury issuances available under the Option Plan, all currently outstanding options will be unaffected, however the Company will not issue any further options under the Option Plan and any outstanding options that are thereafter cancelled or expire will not be available for re-grant until such time as shareholder approval is obtained.

Accordingly, shareholders will be asked to approve the following resolution (the “Option Plan Resolution”) at the Meeting:

BE IT RESOLVED THAT:

1.

The renewal of Ur-Energy Inc. Amended and Restated Stock Option Plan, 2005, as described herein and as set forth fully in Schedule A to this Circular (the “Option Plan”), which was adopted in connection with the initial public offering of the Company in November 2005, and ratified, confirmed and approved by the shareholders on May 8, 2008, April 27, 2011, April 29, 2014, May 18, 2017, be and is hereby ratified, confirmed and approved;

2.

All unallocated options issuable pursuant to the Option Plan be and are hereby approved and authorized, and the Company be authorized to have the ability to continue granting options under the Option Plan, until the third anniversary date of the adoption of the present resolution by the shareholders of the Company, namely, May 6, 2023; and

3.

Any director or officer of the Company be and each of them is hereby authorized, for and on behalf of the Company, to do such things and to sign, execute and deliver all such documents that such director or officer may, in their discretion, determine to be necessary or useful in order to give full effect to the intent and purpose of this resolution.

Recommendation of Ur-Energy’s Board of Directors

After careful consideration, the Board of Directors has determined that the Option Plan continues to be in the best interests of the Company’s shareholders. The Board of Directors approved the Option Plan and recommends approval of the resolution by the Company’s shareholders. The Board of Directors unanimously recommends that the shareholders vote FOR the Option Plan Resolution.

The approval of Proposal No. 5 requires the majority of the votes cast by shareholders present in person or represented by proxy at the Meeting.

The Option Plan, as approved by the Board of Directors, is summarized in more detail under the heading “Stock Options and RSUs” below. A copy of the Option Plan is attached to this Circular as Schedule A. Alternatively, a shareholder may obtain a copy of the Option Plan from the Secretary of the Company upon request at 10758 West Centennial Road, Suite 200, Littleton, Colorado, 80127, telephone 720-981-4588 (ext. 250).

The Option Plan is a plan which includes directors and employees, including executive officers, of Ur-Energy as possible eligible participants. As of March 30, 2020, there are approximately 14 employees and six non-executive directors who would be eligible to participate in the Option Plan. As at March 30, 2020, the closing price of our Common Shares on the NYSE American was $0.37 and on the TSX was C$0.53.

Recommendation of Ur-Energy’s Board of Directors

The TSX rules provide that all eligible insiders in order to participate in the Option Plan may not vote on the approval of the renewal of the Option Plan.  Accordingly, the Stock Option Plan Resolution must be passed by a majority of votes cast by shareholders present in person or represented by proxy at the meeting.

MANAGEMENT

Identification of Executive Officers

Jeffrey T. Klenda, 63, B.A.	Chairman, President & Chief Executive Officer

Mr. Klenda graduated from the University of Colorado in 1980 and began his career as a stockbroker specializing in venture capital offerings. Prior to founding Ur-Energy in 2004, he worked as a Certified Financial Planner and was a member of the International Board of Standards and Practices. In 1986, he started Klenda Financial Services, an independent financial services company providing investment advisory services to high-end individuals and corporate clients as well as providing venture capital to corporations seeking entry to the U.S. securities markets. In the same year, Mr. Klenda formed Independent Brokers of America, Inc., a national marketing organization.  He also served as President of Security First Financial, a company he founded to provide consultation to individuals and corporations seeking investment management and early stage funding. Over the last 35 years, Mr. Klenda has acted as an officer and/or director for numerous publicly-traded companies, having taken his first company public at 28 years of age. Mr. Klenda has served as the Chairman of the Board of Directors of the Company since 2006. He served as Executive Director from January 2006 to May 2015. Thereafter, he served as Acting Chief Executive Officer until being named President and Chief Executive Officer by our Board of Directors in December 2016.

Roger L. Smith, 61, CPA, MBA, CGMA	Chief Financial Officer and Chief Administrative Officer

Mr. Smith has 35 years of mining and manufacturing experience including finance, accounting, IT, ERP and systems implementations, mergers, acquisitions, audit, tax and public and private reporting in international environments. Mr. Smith served as Ur-Energy’s Chief Financial Officer and Vice President Finance, IT and Administration until May 2011, when he assumed the title and responsibilities of Chief Administrative Officer as well as Chief Financial Officer. Mr. Smith joined Ur-Energy in May 2007, after having served as Vice President, Finance for Luzenac America, Inc., a subsidiary of Rio Tinto PLC and Director of Financial Planning and Analysis for Rio Tinto Minerals, a division of Rio Tinto PLC, from September 2000 to May 2007. Mr. Smith has also held such positions as Vice President Finance, Corporate Controller, Accounting Manager, and Internal Auditor with companies such as Vista Gold Corporation, Westmont Gold Inc. and Homestake Mining Corporation. He has a Master of Business Administration and Bachelor of Arts in Accounting from Western State Colorado University, Gunnison, Colorado.

Steven M. Hatten, 56, B.Sc.	Vice President Operations

Mr. Hatten has served as Ur-Energy’s Vice President Operations since 2011. Prior to that, Mr. Hatten was Ur-Energy’s Engineering Manager from 2007 to 2010 and Director of Engineering and Operations 2010 to 2011. He has over 25 years of experience with a strong background in in situ recovery uranium design and operations. He previously worked as a Project Engineer for Power Resources, Inc., the Manager Wellfield Operations for Rio Algom Mining Corp. and Operations Manager at Cameco’s Smith Ranch – Highland Facility. Mr. Hatten has a Bachelor of Science in petroleum Engineering from Texas Tech University.

John W. Cash, 47, M.Sc.	Vice President Regulatory Affairs

Mr. Cash has been our Vice President Regulatory Affairs since March 2014. Previously, he was named Vice President Regulatory Affairs, Exploration & Geology in 2011 and served in that capacity until March 2014. Prior to 2011, Mr. Cash was our Environment, Health, Safety and Regulatory Affairs Manager from 2007 to 2010 and Director of Regulatory Affairs 2010 to 2011. He previously worked for Crow Butte Resources, Inc. a subsidiary of Cameco, from 2002 to 2007, including as Senior Environmental/Safety Superintendent, Safety Director/Wellfield Supervisor and Operations Superintendent. Prior to that time, Mr. Cash also worked in uranium exploration. He is a Fellow of the World Nuclear University Summer Institute, 2005. Mr. Cash has a M.Sc. Geology and Geophysics from the University of Missouri-Rolla.

Penne A. Goplerud, 58, JD	General Counsel & Corporate Secretary

Ms. Goplerud has 25 years of diverse legal experience in complex litigation, business matters and natural resources transactions. She was named General Counsel and Corporate Secretary of the Company in 2011, having joined Ur‑Energy as its Associate General Counsel in 2007. While in private practice, she represented clients in commercial litigation, arbitration and mediation involving mining, oil and gas, commercial and corporate disputes, securities and environmental law. She also has counseled business clients and represented clients in the negotiation of business transactions. Prior to joining Ur-Energy, much of Ms. Goplerud’s practice focused on natural resources work in the U.S. and abroad. Ms. Goplerud obtained her JD from the University of Iowa College of Law.

COMPENSATION DISCUSSION AND ANALYSIS

Our Compensation Committee is composed of independent directors and is responsible for matters of compensation as they relate to our employees and, more specifically, our executive officers including the Chief Executive Officer. The Compensation Committee discussed the following Compensation Discussion and Analysis (“CD&A”) with management, and thereafter recommended it to the Board, which approved, this CD&A.

Compensation Program and Philosophy

We believe that the caliber and commitment of our executive officers are critical to our continued success and performance, and the overall commitment of all of our employees. The Compensation Committee reviews and makes recommendations to the Board with respect to the overall approach to compensation for all of our employees, and specifically with respect to our executive officers, including the Chief Executive Officer, Jeffrey Klenda, and the remuneration of directors.

Our named executive officers (“Named Executive Officers” or “NEOs”) for 2019 were:

•	Jeffrey T. Klenda, Chairman, President and CEO,
•	Roger L. Smith, Chief Financial Officer and Chief Administrative Officer,
•	Penne A. Goplerud, General Counsel and Corporate Secretary,
•	Steven M. Hatten, Vice President Operations, and
•	John W. Cash, Vice President Regulatory Affairs.

We maintain a compensation program in which both performance and compensation are routinely evaluated. Further, we maintain a program in which (a) pay for performance is supported by a significant percentage of executive pay being at risk (50% of CEO compensation; 45% of other executive officers); (b) motivating executive officers to create shareholder value by using total shareholder return as a part of the Company’s “Total Company” objectives; (c) performance by all employees on personal objectives and corporate objectives is evaluated, with executive officers’ short-term incentive bonus awards being more closely aligned to performance on corporate objectives (60%) based upon the greater opportunity, and responsibility, to shape corporate performance (hourly and non-managerial staff bonuses are more heavily weighted to their personal objectives), and 80% of an executive’s long-term incentive is based upon stock options; (d) certain defined thresholds must be reached as a minimum level of performance, typically 50% of the target (or, a score of 2 on our 1-4 scale), before eligibility for payout on any objective and, by contrast, short-term incentive bonuses are effectively capped, as the maximum level of performance for each objective is typically set at 150% of the target (or, a score of 4 on our 1-4 scale); (e) reasonable salaries and overall compensation packages are based upon regularly updated compensation surveys and ongoing review of peer comparators’ practices; (f) compliance with executive stock ownership guidelines is routinely monitored; (g) we have no multi-year contracts with executive employees, and our employment agreements with executive officers protect specialized and proprietary information, and contacts with personnel obtained while employed with the Company; (h) we do not permit repricing of stock options; (i) we do not permit payment of dividends on unvested or redeemed equity awards of all types; (j) executives are not permitted to hedge their beneficially-held Company’s shares; and (k) we have adopted a clawback policy, all as set forth in greater detail below.

Our compensation program is designed to effectively link compensation to performance as demonstrated by the completion by our executive officers of corporate and personal objectives that are designed to drive creation of shareholder value. The Compensation Committee believes that it is important to maintain a clear link between the achievement of these objectives and compensation payout. Our first six years in operations at our Lost Creek uranium recovery project have permitted us an opportunity to thoughtfully review the metrics and priorities most appropriately used to establish and maintain that connection. In doing so, the following considerations have been taken into account:

•	the selection of corporate and personal objectives that are measurable and tied to shareholder value creation is fundamental to our success as a company;
•	executive officers should be evaluated and paid based on performance and achievement of both corporate and personal objectives; and
•	executive officers should have a clear understanding of how their performance and the achievement of pre-determined objectives may influence their compensation.

The objectives of the compensation program are to:

•	support the achievement of results;
•	motivate executive officers to achieve pre-determined objectives without taking excessive risks;
•	provide competitive compensation and benefit programs to attract and retain highly qualified executives; and
•	encourage an ownership mentality, which is further augmented through share ownership guidelines for all executive officers.

The compensation program process generally begins in the fourth quarter each year as we look ahead and establish department objectives and corporate objectives. Our executives and all staff then prepare their personal objectives in conjunction with the establishment of the budget and our key performance indicators. As a part of this look ahead, the Compensation Committee recommends, and the Board considers and approves the annual grant of stock options and restricted share units (“RSUs”) to those eligible for consideration.

In the first quarter of each year we review our performance during the past year, initially with a determination of performance on corporate objectives, which is reviewed with the Compensation Committee and the Board of Directors. Performance of all staff is reviewed, with employee performance assessments conducted by supervisors and managers. Executive officers are evaluated by the Chief Executive Officer and the Compensation Committee; the Chief Executive Officer is evaluated by the Compensation Committee and the Board of Directors. Based upon these performance assessments, bonuses are determined and awarded, in the discretion of the Compensation Committee and Board. See further discussion under the heading “Short Term Incentive Plan” below. During the performance assessment process, and throughout each year, various aspects of succession planning are considered.

Thereafter, typically during second or third quarter, cost-of-living adjustments are calculated. Contemporaneously, salary surveys are completed, with staff salaries adjusted to the findings of the survey, as necessary, and/or for merit increases. Throughout the year, employee development opportunities are implemented. As necessary and appropriate, a mid-year review of departmental and/or individual objectives is undertaken, with adjustments made as required to address and accommodate changed circumstances.

Compensation Structure

Our compensation program consists of base salary, short- and long-term incentives, and other perquisites. The components of total direct compensation relate to performance as follows:

Fixed Compensation	Variable Compensation

Current Incentive	Short-term Incentives	Long-term Incentives

Based on skills, experience and market rates	Tied to Past Annual Performance	Tied to Future Long-term Share Price Performance

Base Salary	Cash Bonus	Stock Options	Restricted Share Units

Employment Agreements with Named Executive Officers

We have employment agreements with each of our current executive officers. Traditionally, we have not maintained multi-year agreements. The agreements contain standard employment provisions, as well as salary, entitlement to a cash bonus to be determined in the discretion of the Board, and statements of eligibility for Company benefits (health and wellness benefits, paid time off, 401(k) plan), and equity compensation plans (stock option and RSU plans). The agreements also provide for post-termination obligations of the executives (one-year non-solicitation provisions applicable to all Named Executive Officers; and one-year non-competition provisions in the agreements of Messrs. Hatten and Cash). Post-termination obligations of the Company with respect to the NEOs, including in an event of change of control, are discussed and summarized below under the heading “Potential Payments Upon Termination or Change of Control.” The Compensation Committee reviews the employment agreements of and compensation program for the executive officers on a periodic basis.

Objectives to be Met Through “Pay Mix”

The compensation program is designed to provide motivation and incentives to our executive officers and employees with a view toward enhancing shareholder value while successfully implementing our corporate objectives. The compensation program accomplishes this by rewarding performance that is designed to create shareholder value. The portion of variable, at-risk, performance-based compensation is commensurate to the executive officer’s or employee’s position and increases as their respective level of responsibility increases. Further, the mix and structure of compensation is designed to strike an appropriate balance to achieve pre-determined objectives without motivating excessive risk taking.

Our share price may be heavily influenced by changes in uranium and other commodity prices, which are outside of our control. As a result, the compensation program is designed to focus on areas where the executive officers and employees have the most influence. To achieve this, a combination of operational, financial and share price criteria are utilized when selecting corporate and personal objectives and establishing an appropriate combination of pay.

The compensation structure and “pay mix” in place for 2019 for our CEO and other executive officers was as follows:

The characteristics of the compensation program’s mix of pay, as they relate to the executive officers, include:

•	a significant portion of executive pay is at-risk;
•	executive officers have a higher percentage of at-risk compensation relative to other employees, because they have the greatest ability to influence corporate performance;
•	 of an executive’s short-term incentive is based on corporate performance; and
•	80% of an executive’s long-term incentive is composed of stock options, which are highly leveraged to our share price performance.

The incentive compensation actually received by the executive officers varies based upon individual performance and the achievement of the pre-determined corporate and personal objectives and is ultimately subject to the discretion of the Compensation Committee and the Board.

Components of Compensation

Base Salary

Base salary is the fixed portion of cash compensation earned by and paid to our executive officers and employees. We provide our executive officers and employees with base salaries to compensate them for services rendered. We seek to identify levels of base salary or wage which will aid us in attracting and retaining quality employees. Base salaries for all employees are reviewed annually by management, and the Compensation Committee reviews the base salary for each executive officer routinely or upon a promotion or other change in job responsibility, based on the individual’s level of responsibility, the importance of the position and the individual’s contribution to our overall performance. The Compensation Committee also assesses the base salaries of the executive officers relative to a group of peer companies with similar scope and operations to ensure that base salaries are positioned competitively with executive officers in similar roles at peer companies. Our overall objective remains to provide a competitive base salary designed to recruit and retain qualified, high-performing executives, while responsibly administering our budget and achieving our corporate objectives.

Short-Term Incentive Plan

Total cash compensation includes base salary and any variable (at risk) short-term cash incentive compensation.  Bonus awards under our short term incentive plan (“STIP”) are calculated using a formula that is based upon performance in relation to corporate objectives, set by the Chief Executive Officer and executive management and approved by the Board, and in relation to personal objectives, also overseen by the CEO and Board. The STIP program is designed to recognize and reward both corporate and individual performance results. Weighting of corporate and personal objectives as related to the STIP program provides greater personal responsibility of each executive officer for not only the corporate objectives, but also his or her personal objectives which are tied to that year’s corporate and departmental objectives. This, too, was developed through consideration of peer group practices and other standards.

The following table shows the current target levels and weightings used to establish STIP awards for our NEOs:

STIP Targets and Weights
POSITION	STIP Target (% of Base Salary)	Corporate Objectives Weight	Personal Objectives Weight
Chairman, President and CEO: Jeffrey T. Klenda	40%	60%	40%
Chief Financial Officer and Chief Administrative Officer: Roger L. Smith	30%	60%	40%
Corporate Secretary and General Counsel: Penne A. Goplerud	30%	60%	40%
Vice President Operations: Steven M. Hatten	30%	60%	40%
Vice President Regulatory Affairs: John W. Cash	30%	60%	40%

We calculate the STIP awards as follows:

Actual STIP awards are based on performance for the year and paid in the following year after our year-end results are released. The following table provides a demonstrative example of the STIP award calculation that would result for a chief executive officer with a base salary of $100,000, if his or her corporate and personal objectives results were as shown in the weighted payout column.

Long-Term Equity Incentives

The long-term incentive plan (“LTIP”) includes our Option Plan and the Ur-Energy Amended Restricted Share Unit Plan (the “RSU Plan”). The Option Plan and the RSU Plan form a long-term incentive plan for employees including executive officers and, in the case of the Option Plan, our consultants. Participation in the Option Plan and the RSU

Plan is determined by the Compensation Committee, considering the recommendations of the Chief Executive Officer (and, for the Chief Executive Officer, the recommendations of the Compensation Committee). The purpose of the Option Plan and the RSU Plan is to provide eligible participants with the opportunity to own Common Shares of the Company, enhance Ur-Energy’s ability to attract, retain and motivate key personnel, and align the participant’s interests with those of the Company’s shareholders. Awards made under the Option Plan and RSU Plan are similarly based upon a pre-established formula tied to base salary and the compensation structure explained above (a percentage of base salary; 4:1 ratio between stock options and RSUs). The LTIP target for our CEO is 60% of his base salary; the LTIP target for our other Named Executive Officers is 50% of his or her base salary. A more detailed discussion of the Option Plan and RSU Plan can be found below under the heading “Stock Options and RSUs.”

Perquisites Including Benefits

We provide employees, including our executive officers, with perquisites including personal benefits that we believe are reasonable and consistent with the overall compensation program to better enable us to attract and retain quality employees. We periodically review the levels of perquisites provided to the employees and executive officers to ensure competitiveness and value. Executive officers participate on the same terms as other employees in our healthcare and other benefit programs including a 401(k) Plan, medical, prescription drug, dental, vision, short- and long-term disability, life and supplemental life insurances; employee assistance program; and health and dependent care flexible spending accounts.

Compensation Risk Assessment

The charter for our Compensation Committee requires the Committee to review and consider the implications of the risks associated with our compensation policies and practices to avoid encouraging inappropriate risk taking by executive officers. The Compensation Committee has undertaken reviews of this type in conjunction with periodic reviews of the compensation program, including most recently in December 2019. The Committee has implemented and maintained multiple practices to ensure that there are not incentives to take inappropriate or excessive risks, including: combining fixed and variable compensation, granting appropriate levels of equity compensation, and mandating equity ownership requirements for executive officers and directors which are routinely reviewed. Based upon the Compensation Committee’s review, we do not believe that the Company’s executive or non-executive compensation structure is reasonably likely to have a material adverse effect on the Company.

2019 Review of Compensation Program

The Compensation Committee from time to time undertakes a comprehensive review of our compensation program which includes competitive market data, pay grades, share ownership guidelines and short-term and long-term incentives. Most recently, this review of the program and of the compensation of executive officers was completed in 2019. As we typically have done, the compensation program review included the development of our peer group, to be utilized for multiple purposes. As with other peer comparator groups before it, the peer group was used within our corporate objectives as a base from which we can compare our performance to peer companies for such things as total shareholder return. It is also used as a comparison when we evaluate our directors and officers compensation, with additional review of companies outside the peer group which have similar executive positions where the peer group does not have sufficient depth of data. Generally, we review and/or update our peer group annually. Once updated, the Compensation Committee reviews the peer group and recommends it, with any changes or additions, to the Board for approval. In 2019, we subscribed to Equilar’s compensation services, which assist us in the creation and evaluation of peer groups and in the evaluation of our directors and officers compensation.

The peer group approved by the Board includes six uranium producers and explorers and ten other mining companies (e.g., gold, silver) with similar revenues, total assets and market capitalization, with a focus on U.S. or North American based companies. Our most recent review continues to reflect a lack of similarly-situated uranium explorers and producers and therefore reaches out into other sectors of the mining industry to operating companies. Generally, our ranking is in the middle of the peer group in terms of revenues, total assets and market capital. Also, we have 15 of the 16 companies in our peer group in common with our peer’s peer groups. In other words, the companies in our peer group have also chosen many of the same companies to be in their peer groups. Our 2019 peer group, as approved by the Board of Directors, is as follows:

ALEXCO Resource Corp.	Alio Gold Inc.	Americas Gold and Silver Corporation
Denison Mines Corp.	Endeavour Silver Corp.	Energy Fuels Inc.
Fission Uranium Corp.	Gold Resource Corporation	Golden Star Resources Ltd.
Great Panther Mining Limited	Largo Resources Ltd.	NexGen Energy Ltd.
Seabridge Gold Inc.	Silvercorp Metals Inc.	Uranium Energy Corp.
Westwater Resources, Inc.

As a result of our compensation program review and establishment of the peer group, no changes to our compensation program were determined to be appropriate at that time. The weighting of personal and corporate objectives remains unchanged, with executives’ personal objectives aligned with the objectives of the department for which the executive officer is responsible; the executives’ personal objectives are also designed to help the Company achieve its overall corporate objectives.

We continue to use corporate objectives to broadly measure our total corporate performance. Our corporate objectives are grouped into Key Performance Areas (KPA(s)), which in turn include a number of compensable Key Performance Indicators (KPI(s)). For 2019, our corporate objectives were divided into four KPAs that reflect our core reporting segments (Total Company, Lost Creek, Pathfinder and Corporate Services) on a weighted basis. Since  commencement of operations at Lost Creek, we have maintained a more significant weighting for Lost Creek objectives (40%), for a greater emphasis on operational priorities. Each of the other categories carries a 20% weight.

Weightings for each KPA are established based on the reporting segment’s objectives in relation to the overall corporate strategy of the Company. Health, safety and environmental performance objectives are embedded within each KPA. As well,  in 2019 we asked every employee to adopt a personal safety objective when they prepared their personal objectives for the year. Each KPA includes a number of compensable targets or KPIs. KPIs are a combination of financial and non-financial measures that are directly aligned with the reporting segment’s strategy. Each KPI is aimed at driving annual performance within the KPA.

KPIs are developed by executive management and our Board of Directors to establish objectives that align with our corporate strategy as established by the Board. Annually, selected KPIs, weightings and performance levels are presented to the Compensation Committee, and subsequently to the Board of Directors, for approval. Each KPI has three performance levels (Threshold, Target and Maximum) that are used to measure results. Threshold, Target and Maximum performance-level values are based on quantifiable measures when possible, where typically the Threshold value is 80% of Target and the Maximum value is 120% of Target. When quantifiable measures are not possible, or more than one measure is used, we use a four-point scale to measure results as follows:

1	Unsatisfactory Performance (Fails to meet minimum expectations)
2	Partially Successful Performance (Needs some improvement in specific areas)
3	Fully Successful Performance (Effective)
4	Superior Performance (Highly Effective)

The target level of performance for each KPI is set at an aggressive level that represents a ‘reasonable stretch.’ For example, when using our four-point scale to measure results, a score of 3 (Fully Successful Performance) is used as the Target. Achieving the Target would result in a 100% payout of the Weighted KPI.

The Threshold level of performance is the minimum level of performance that must be met before being eligible for any payout on that KPI. The Threshold performance level is typically set at 80% of Target, or a score of 2 (Partially, but not Fully, Successful Performance) when using our four-point scale. There is no payout if the Threshold is not met. Achieving the Threshold would result in a 50% payout of the Weighted KPI. The Maximum level of performance for each KPI is typically set at 120% of Target, or a score of 4 (Superior Performance). Achieving or exceeding the Maximum would result in a 150% payout of the Weighted KPI.

A straight-line interpolation is used to calculate payouts when the result is between the Threshold payment (50%) and Maximum payout (150%).  The KPI Weighted Payout is the result of multiplying (a) the KPI times (b) the KPI Payout.

2019 Performance on Objectives

With the Compensation Committee, management regularly monitors the corporate results as they relate to the KPIs to determine if the Company is on-track to meet its objectives, and adjusts the KPIs if there are substantive shifts in the objectives and priorities of the Company as the year progresses. After year end, a final review of the corporate results is overseen by the Compensation Committee and reported to our Board. In February 2020, the Board reviewed corporate performance based upon the selected 2019 KPI objectives. Our corporate performance was evaluated as having generally met the performance objective targets, and exceeded the targets in several categories and specific objectives. Results of performance based upon our 2019 KPIs, as approved by the Compensation Committee and Board of Directors, are set forth below.

TOTAL COMPANY	KPI WEIGHT	KPI PAYOUT	KPI WEIGHTED PAYOUT
KPI Measures and Results
HSE – Have no lost time accidents and no medical aids. Emphasize safety culture. Score of 4.0	3%	150%	4.5%
Financing – Anticipate and meet financial needs without hampering operating requirements. Score of 4.0	5%	150%	7.5%
TSR – Achieve median one- and three-year return compared to peers. Score of 3.2	4%	110%	4.4%
Regulatory – Continue with trade action and defend against harmful, negative issues (market, legislation, etc.). Score of 3.8	4%	140%	5.6%
Strategic Plans – Implement 2019 plan to positively position Company. Score of 3.2	4%	110%	4.4%
	20%		26.4%

Total Company: Our “Total Company” corporate objectives continued to focus on safe, controlled-level production operations at Lost Creek. The Company ended the year with a cash and cash equivalents balance of $7.8 million. Excluding NRV adjustments, we recognized a gross profit of $12.2 million on sales of $32.3 million during 2019, which represents a gross profit margin of approximately 38%. The Company realized an average price per pound sold of $48.50. These accomplishments were achieved alongside another perfect safety year with no lost-time accidents (“LTAs”) and no medical aids.

During 2019, we continued our dedicated pursuit of a healthy uranium mining industry which is vital to U.S. national security. While our Section 232 action did not result in immediate action by the White House, the President mandated the establishment of the U.S. Nuclear Fuel Working Group (the “Working Group”). We continued our efforts to influence that work and the ultimate relief package, including through the formation of a fuel cycle-wide industry working group which provided its recommendations to the Working Group.

Due to the continuing depressed market conditions, we conducted no further development work in MU2 at Lost Creek in 2019.  Continued production from MU1 and the first three header houses of MU2 allowed us to capture approximately 48,000 pounds U3O8 at Lost Creek. We further de-risked our business utilizing purchased pounds to be delivered into our contractual obligations, and monetizing future obligations for approximately $7.5 additional revenue in 2019.  We reached agreement with the State of Wyoming and Sweetwater County to defer 18 months of principal payments on our State Bond Loan, resulting in a $7.8 million dollar savings in that period. Finally, the Company secured purchase agreements for inventory to sell into 2020 contractual obligations in order to continue to preserve our inventory which, at year-end 2019, was approximately 270,000 pounds of ready-to-sell product at the converter.

Even with persistently depressed uranium pricing, the percent rank of our total shareholder returns (TSR) were largely on target for both one-year (46.6%) and three-year (57.3%) results compared with our peer group, although the one-year performance slipped due to strong precious metals results for the year.  See also discussion under heading “Total Shareholder Return,” below.

LOST CREEK	KPI WEIGHT	KPI PAYOUT	KPI WEIGHTED PAYOUT
KPI Measures and Results
HSE – No LTAs or medical aids. Emphasize safety culture. Score of 4.0	9%	150%	13.5%
Development – Water treatment alternatives. Score of 3.8	11%	140%	15.4%
Operations – Prepare plant for 1M lbs/year production rate. Score of 3.0	11%	100%	11.0%
Production – Complete production from initial MU1 patterns. Score of 3.5	4%	125%	5.0%
Permitting – Complete permitting of LC East to allow timely development per current mine plan. Score of 3.0	5%	100%	5.0%
	40%		49.9%

Lost Creek: Our corporate objectives continued to focus on Lost Creek operations. As mentioned, Lost Creek KPIs total 40% of our corporate objectives. In 2019, this meant advancing operations on a limited production plan, readying the staff and facilities to a ramp-up scenario and continuing to improve our safety culture and results. Our overall safety record demonstrated that commitment with the milestone of another 12 months with no LTAs or medical aids. The operational refinements we have implemented continue to serve us well. Additionally, we advanced  engineering reviews of wastewater alternatives in order to further optimize future operations.

Permitting advanced in the effort to obtain all approvals for amendments to existing permits and authorizations for recovery from mine units at LC East. The BLM authorizations were issued early in 2019, while work continued on other final permits throughout 2019. We expect remaining authorizations to be obtained this year.

Although we conducted another reduction in force in Q3 2019, we have maintained a skilled and dedicated workforce, with experience and expertise which will allow us to be best prepared for ramp-up of Lost Creek operations.

PATHFINDER	KPI WEIGHT	KPI PAYOUT	KPI WEIGHTED PAYOUT
KPI Measures and Results
HSE – No LTAs and no regulatory violations. Emphasize safety culture. Score of 4.0	2%	150%	3.0%
Development – Advance engineering design of plant/satellite and initial wellfield. Score of 3.0	9%	100%	9.0%
Permitting – Advance permitting of Shirley Basin (air, EPA, URP, LQD and BLM). Score of 3.5	7%	125%	8.8%
Data Development – Continue to develop means to monetize PMC data and/or Excel Project. Score of 3.4	2%	120%	2.4%
	20%		23.2%

Pathfinder: Performance relative to our objectives for our Pathfinder Mines assets continued to be strong in 2019. Our safety record for Pathfinder, including Shirley Basin Project, remained perfect: no incidents. Significant progress was made during the year, advancing our application for a permit and license to mine at Shirley Basin with the Wyoming State regulators.  The BLM substantially progressed its review of the Plan of Operations for Shirley Basin. Work is well underway on initial engineering evaluations, designs and studies,  with road design and completion of mine unit infrastructure completed.

Efforts to advance value from the Pathfinder exploration database continued, with further review and analyses of the database to identify exploration projects from which data may be sold or traded. We continue to consider all prospects to advance Excel Project, and to obtain value for our shareholders, whether further exploring the project ourselves, identifying a viable venture partner, or through a sale process.

CORPORATE SERVICES	KPI WEIGHT	KPI PAYOUT	KPI WEIGHTED PAYOUT
KPI Measures and Results
HSE – No LTAs. Emphasize safety culture. Score of 4.0	4%	150%	6%
HR – Anticipate and address risk management of HR issues. Score of 3.7	4%	135%	5.4%
Risk Management – Minimize risk and maintain compliance. Score of 3.3	3%	115%	3.5%
Finance – Implement business unit recordkeeping and reporting. Score of 3.0	3%	100%	3.0%
IR- Update all materials (website, presentations and database) and maintain shareholder contact and marketing outreach. Score of 3.3	3%	115%	3.5%
IT – Assess IT requirements, develop needs-based plan, and implement. Score of 3.5	3%	125%	3.8%
	20%		25.2%

Corporate Services: Our corporate services group maintains a vigilant focus on safety at the corporate offices, and also in support of our operations at Lost Creek. The safety record for corporate services was, again, without incident. Risk management remained a priority for our finance, compliance and legal groups, with obligations completed in a timely and professional manner. We experienced no significant legal or compliance issue during the year. Our internal and external reporting remains of high quality, and our internal reporting continues to evolve. Business unit cash flow models and accounting reports were readied in anticipation of the ability to not only ramp-up at Lost Creek, but construct and operate at Shirley Basin. The finance department was successful in forecasting and managing our cash resources, including to guide cost-cutting measures and the financing opportunities described above.  HR advanced all aspects of preparation for ramp-up hiring as well as maintaining staffing for current needs, all while managing risks. All of these efforts relate to our ongoing efforts to successfully position the Company in these challenging market times.

Overall, our 2019 performance-to-objectives result was 124.7% of the targeted 100%.

Total Shareholder Return

The total shareholder return (“TSR”) of the Company compared with the returns of our peer comparator group is shown on a one-year through five-year basis in the table below. The one-year TSR for Ur-Energy was 46.6%. The longer, three-year TSR was approximately 57.3%. These results continue to be primarily driven by depressed uranium pricing, which impacted producing uranium companies more than non-producers and significantly more than non-uranium mining companies such as gold and silver companies in our comparator group.

Total Shareholder Returns as at December 31, 2019
Ur-Energy Inc. Comparator Companies
Small Cap Mining Companies - emphasis on uranium companies
YTD TSRs
Company Name	1 Year	2 Years	3 Years	4 Years	5 Years
Ur-Energy Inc	-14.61%	-11.63%	7.04%	-14.61%	-23.23%
Alexco Resource Corp.	136.22%	50.75%	65.75%	538.30%	400.00%
Alio Gold Inc.	-12.17%	-78.14%	-75.66%	-46.84%	-91.14%
Americas Gold and Silver Corporation	82.51%	-11.14%	16.29%	239.17%	44.33%
Denison Mines Corp.	-14.29%	-21.74%	-22.86%	-22.86%	-52.21%
Endeavour Silver Corp.	6.46%	3.64%	-34.11%	58.08%	23.23%
Energy Fuels Inc.	-35.92%	9.73%	12.22%	-39.51%	-65.27%
Fission Uranium Corp.	-47.22%	-63.23%	-55.47%	-65.24%	-66.86%
Gold Resource Corporation	39.48%	26.80%	28.26%	236.11%	65.07%
Golden Star Resources Ltd.	13.36%	-11.35%	-0.61%	318.72%	293.60%
Great Panther Mining Limited	-30.93%	-58.90%	-69.82%	-4.29%	-4.29%
Largo Resources Ltd.	-65.02%	-25.56%	102.04%	235.59%	-42.77%
NexGen Energy Ltd.	-30.71%	-47.98%	-28.33%	131.94%	339.47%
Seabridge Gold Inc.	-0.33%	25.86%	62.68%	56.86%	103.86%
Silvercorp Metals Inc.	159.25%	125.26%	136.06%	1019.49%	382.92%
Uranium Energy Corp.	-26.46%	-48.07%	-17.93%	-13.28%	-47.47%
Westwater Resources, Inc.	-69.86%	-96.06%	-96.92%	-99.32%	-99.81%

Percent Rank	46.53%	53.16%	57.31%	35.27%	43.24%
Median	-13.23%	-16.55%	-10.62%	57.47%	9.47%
Mean	5.78%	-13.38%	0.91%	157.23%	75.57%
10th Percentile	-56.12%	-70.68%	-72.74%	-56.04%	-79.00%
25th Percentile	-32.18%	-50.71%	-39.45%	-27.02%	-55.48%
75th Percentile	18.20%	13.77%	33.69%	236.49%	151.29%
90th Percentile	109.37%	40.86%	83.89%	428.51%	361.20%

Minimum	-69.86%	-96.06%	-96.92%	-99.32%	-99.81%
Maximum	159.25%	125.26%	136.06%	1019.49%	400.00%

Ur-Energy Inc.'s Rank	10	9	8	12	10
	>P25	>P50	>P50	>P25	>P25

Source: S&P Capital IQ
For Information
	1 Year	2 Years	3 Years	4 Years	5 Years
S&P/TSX Composite Index	19.13%	5.27%	11.62%	31.16%	16.61%
S&P/TSX Venture Composite Index	3.65%	-32.11%	-24.24%	9.87%	-16.96%
S&P/TSX Global Mining Index	21.59%	13.95%	30.69%	85.71%	32.82%

Executive Compensation – Related Fees

The Compensation Committee did not utilize any third-party consulting services during 2019. Management and the Compensation Committee continue to utilize the Company’s subscription to Equilar Services, as well as other online data sources.

2020 Compensation Program and Outlook

We currently anticipate that the compensation program will remain largely the same in 2020 for all employees and executive officers. The average spot price per pound of U3O8, as reported by UxC, LLC and TradeTech, LLC, at or about the Record Date was $27.45.  Although spot prices have risen in the past week or so, with the announcement by Cameco of its immediate closure of Cigar Lake, the continuing market environment, is such that we will continue to maintain a reduced production level with no further development.  If additional supply destruction causes market conditions to further improve or there is relief provided through the Working Group, we stand ready to enter additional contracts and ramp-up Lost Creek.

In recent months, we have implemented still further cost reductions, and secured purchase contracts for 100% of our 2020 delivery obligations. In 2020, we expect to deliver 200,000 pounds into term contracts at an average price of $42 per pound. We have contracts in place to purchase 200,000 pounds at an average cost of $26 per pound, which we intend to deliver into the term contracts. We currently have approximately 270,000 pounds of finished, ready-to-sell, product inventory at the conversion facility, although at this time we are not forecasting sales from inventories at existing spot prices.  We may, however, choose to sell additional produced product or inventory depending on market conditions.

Most recently, the President’s proposed FY2021 budget included a line item of $150 million per year from 2021 to 2030 to support the creation and fulfillment of a new national uranium reserve to be supplied by domestically mined uranium; we understand that this is a part of the Working Group’s recommendations which have been submitted to the White House. While this news is encouraging, there can be no certainty of the approval and implementation of the President’s proposed budget, nor of the outcome of the Working Group’s findings and recommendations, and therefore, the outcome of this continuing process and its effects on the U.S. uranium market is uncertain.

We have maintained our Lost Creek assets and retained our core technical and management staff to run the best operations, and to be prepared to ramp-up when market conditions warrant. With initial development costs of approximately $14 million and no significant capital expenditures, these measures also provide us with the operational leverage for an efficient and low-cost ramp-up at Lost Creek when market conditions improve or there is relief obtained from the Working Group.

We will continue to concentrate on operating safely in an environmentally-sound fashion, focusing on the health and well-being of our employees, including in the current circumstances surrounding COVID-19/coronavirus, while returning value to our shareholders.

Additional Compensation Practices

Share Ownership Guidelines

All of our executive officers and directors are encouraged to have a significant long-term financial interest in our Company. To encourage alignment of the interests of the executive officers and directors with those of our shareholders, in 2009, the Board of Directors mandated that each executive officer of Ur-Energy, whether then appointed or appointed thereafter, is required to invest an amount equal to one times the executive officer’s annual base salary in shares or securities redeemable into shares on or before the later of (i) December 31, 2013, (ii) the fifth anniversary of the executive officer’s appointment, or (iii) the date of the most recent salary increase. The investment amount is calculated using the amount of the base salary of the executive officer at the later of (i) January 1, 2009, (ii) the date of executive officer’s appointment, or the date of the most recent base salary increase. The share ownership requirements are also applicable to the non-executive directors who are required to invest an amount equal to three times their annual retainer. See further discussion under the heading “Share Ownership Guidelines for Directors” below. Reviewed most recently in December 2019, all executive officers meet the Share Ownership Guidelines or are on-track to meet the Share Ownership Guidelines within the prescribed timeframes.

Anti-Hedging Policy; Pledging

We have a formal anti-hedging policy which prohibits our executive officers and directors from engaging in any hedging or similar monetization transactions with respect to the Company’s securities, including, but not limited to, through the use of financial instruments such as exchange funds, prepaid variable forwards, equity swaps, puts, calls, collars, forwards and other derivative instruments, or through the establishment of a short position in the Company’s securities.

The Board has not formally adopted a policy restricting the pledging of its Common Shares held by executive officers or directors as, historically, there has been little or no pledging of the Company’s shares by our executive officers or directors. Currently, only one insider has pledged Common Shares; those pledged Common Shares represent only approximately one percent of our issued and outstanding shares. Among the directors and executive officers, there have been no other pledged Common Shares of the Company. See Notes to Security Ownership Table, above.

Clawback Policy

The Company has adopted a clawback policy pursuant to which the Company would be entitled to recoup incentive compensation amounts paid to executive officer(s) in the event of a future restatement of financial results and other specified events. This policy covers all incentive cash and equity compensation, including any cash bonuses, restricted share units or stock options received by the executives. It provides that the Board may direct the Company to recoup the incentive cash and equity compensation of the executive(s) at fault if all three of the following events occur:

•	the Company makes an accounting restatement of our financial statements if there is a material financial reporting non-compliance under securities laws; and
•	the executive(s) engaged in gross negligence, intentional misconduct or fraud which caused or significantly contributed to the restatement; and
•	the executive(s) was overcompensated with respect to incentive cash and equity compensation during the year(s) subject to the restatement.

If all three of the preceding events occur, the Board of Directors, following review and recommendation by the Compensation Committee, will decide when and how the policy will apply. The Company may recoup the portion of incentive cash and equity compensation received by the executive(s) at fault during the year(s) subject to the restatement that is in excess of the incentive compensation that would have been received based on the restated results.

Tax and Accounting Considerations

The Compensation Committee considers tax and accounting rules and regulations when structuring our executive compensation program. Our plans and programs are designed to comply with or be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “IRS Code”), which regulates deferred compensation and provides for potentially early taxation and a 20% additional tax on non-compliant arrangements. Equity awards are accounted for under FASB ASC Topic 718, which requires the recognition of expense for the fair value of such awards, and the Compensation Committee considers the accounting expense of such awards when authorizing stock option and RSU grants.

EXECUTIVE COMPENSATION

Say on Pay Advisory Vote in 2019

In 2019, our shareholders approved our compensation program for our Named Executive Officers by a vote in favor of 93%.

In each of the last four years, our advisory “say on pay” votes have been above 90%. The Compensation Committee believes the results of our advisory votes on “say on pay” continue to be indicative that the clear majority of our shareholders are satisfied with our executive compensation policies and decisions, and that our executive compensation program effectively aligns the interests of our Named Executive Officers with the interests of our shareholders.

Following the recommendations of the 2018 compensation review as only partially implemented in early 2019, and with uranium market conditions as they remained in Q4 2019, only an informal review of executive compensation was made in 2019. We included survey data from the peer group established by the Company, utilizing Equilar and other, publicly-available data. The review confirms that our executive officers remain well behind even the median ranges of the comparator company data, with only certain limited exceptions. In 2018, effective in 2019, an initial correction was made to adjust the base compensation of our CEO, Mr. Klenda. Due to continuing market conditions, however, no further corrective action was taken in 2019. Executives were then provided cost of living raises, only, in November 2019. Additionally, to conserve our cash resources, when our Vice President Geology retired in 2019, he was not replaced; rather, others on staff and in the executive team assumed his responsibilities for the Company.

We continue to review our human resources in light of the Company’s current operations and needs. Responsive to both persistently low uranium prices, and resulting reductions in production, we have reduced our overall employee count from a combined Ur-Energy USA (Casper/Littleton) and Lost Creek total of 90 employees at year-end 2013 to a combined 30 employees at year-end 2019. This reduction has included controlled attrition as well as the reductions in force which have been implemented. Twelve employees were laid off in 2019.

On our say when on pay vote, the Board is recommending that we continue with an annual advisory (non-binding) say on pay vote. Although our compensation program has changed little in recent years, and we do not currently anticipate that the program will change significantly in the near-term, we believe that an annual update for our shareholders is appropriate. Based upon the first advisory vote by our shareholders, in 2014, concerning “say when on pay,” our Board adopted an annual advisory vote for “say on pay,” until our next say when on pay vote this year. Our next say when on pay vote will be in 2026.

Summary Compensation Table

The following table sets forth the summary information concerning compensation earned during the financial years ended December 31, 2019, 2018 and 2017 by our Named Executive Officers serving at December 31, 2019.

Name and principal position (1)	Year	Salary ($)	Bonus (2) ($)	Stock awards (3)(4)(5) ($)	Option awards (3)(4)(5) ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation ($)	All other compensation (6) ($)	Total ($)

Jeffrey T. Klenda	2019	426,050	Nil	62,082	109,917	Nil	Nil	Nil	598,049
President and	2018	321,436	216,284	38,171	65,108	Nil	Nil	Nil	640,999
Chief Executive Officer	2017	312,441	149,399	46,157	71,373	Nil	Nil	Nil	579,370

Roger L. Smith	2019	282,425	Nil	33,958	60,124	Nil	Nil	11,297	387,804
Chief Financial Officer and	2018	275,150	102,251	27,230	46,444	Nil	Nil	11,006	462,081
Chief Administrative Officer	2017	267,444	90,722	32,925	50,913	Nil	Nil	10,698	452,702

Penne A. Goplerud	2019	253,908	Nil	30,529	54,052	Nil	Nil	10,156	348,645
General Counsel and	2018	247,372	92,079	24,480	41,755	Nil	Nil	9,895	415,581
Corporate Secretary	2017	240,446	83,529	29,601	45,773	Nil	Nil	9,618	408,967

Steven M. Hatten	2019	222,522	Nil	26,756	47,371	Nil	Nil	8,550	305,199
Vice President Operations	2018	216,794	80,430	21,455	36,594	Nil	Nil	8,672	363,945
	2017	210,731	70,836	25,943	40,115	Nil	Nil	8,429	356,054

John W. Cash	2019	212,086	Nil	25,501	45,149	Nil	Nil	7,756	290,492
Vice President	2018	206,614	79,448	20,447	34,876	Nil	Nil	7,550	348,935
Regulatory Affairs	2017	200,826	70,381	24,724	38,231	Nil	Nil	7,347	341,509

(1)

Each of the NEOs (Messrs. Klenda, Smith, Hatten and Cash and Ms. Goplerud) has an employment agreement with the Company, as has been amended from time to time. See discussion under heading “Employment Agreements with Named Executive Officers” above and “Potential Payments Upon Termination or Change of Control – Employment Agreements with our Named Executive Officers” below.

(2)

Annual incentive plan awards are shown in the year earned and the presentation of past annual incentive plan awards has been conformed for consistency. As described above, STIP awards are typically determined in the first calendar quarter based upon performance to corporate and personal objectives for the preceding year. The STIP awards for the Named Executive Officers for 2019, which would be paid in 2020 were deferred due to market and worldwide economic conditions. The Board may, in the future, consider the feasibility of making some payout of the STIPs as may be suggested by the Compensation Committee.

(3)	The issuance of share-based and option-based awards in conjunction with the LTIP are shown in the year they were issued.
(4)

Canadian dollar figures have been converted to U.S. dollar figures at the average exchange rate for 2019 of C$1.00 = US$0.7537308; for 2018 of C$1.00 = US$0.772113; and for 2017 of C$1.00 = US$0.771137 as quoted by Bank of Canada on its website www.bankofcanada.com.

(5)

For additional information regarding the fair value of stock options and RSUs, as at December 31, 2019 (using the Company’s TSX closing stock price of C$0.76 on the last trading day of 2019), see Annual Report on Form 10-K, note 14 to Financial Statements, which has been filed with the SEC at https://www.sec.gov/edgar.shtml and with Canadian securities regulators, and is available at https://sedar.com.

(6)

Reflects only the Company’s matching contribution toward the executive’s 401(k) retirement account. Other aspects of compensation or perquisites are of a non-material value, and/or are provided to executive officers in the same fashion as all employees of the Company (e.g., healthcare, disability, and other insurances).

EQUITY INCENTIVE PLANS

The following table sets forth certain summary information concerning our equity compensation plans as at December 31, 2019. Directors, officers, employees, and consultants are eligible to participate in the Option Plan. Directors and employees, including executive officers, are eligible to participate in the RSU Plan.

	Number of Common Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (2) (C$)	Number of Common Shares Remaining for Future Issuance (Excluding Common Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights) (3)
Equity compensation plans approved by securityholders (1)	12,232,511	$ 0.64	3,291,262
Equity compensation plans not approved by security-holders	-	-	-

(1)	Our shareholders have approved both the Option Plan and the RSU Plan, and are asked to do so on a routine, every three-year basis.
(2)	The exercise price represents the weighted exercise price of the 11,076,583 outstanding stock options at December 31, 2019.
(3)	The figure represents the Common Shares remaining available for issuance under the Option Plan and the RSU Plan as reserved with the TSX at December 31, 2019.

Stock Options and RSUs

We adopted the Ur-Energy Inc. Amended and Restated Stock Option Plan in 2005 in order to advance our interests by providing directors, officers, employees and consultants with a financial incentive tied to the Company’s long-term financial performance and continued service to or employment with us. Subsequently, we adopted the Ur-Energy Inc. Restricted Share Unit Plan, as thereafter amended, as part of our overall stock-based compensation plan. The RSU Plan allows participants to earn Common Shares over time, rather than options that give participants the right to purchase shares at a set price.

A total of up to 10% of Ur-Energy’s issued and outstanding Common Shares may be reserved for issuance pursuant to the Option Plan and the RSU Plan, in the aggregate. As of March 30, 2020, we have listed and reserved 15,523,773 Common Shares in the aggregate of which 13,886,995 Common Shares were reserved under the Option Plan, and 1,636,778 Common Shares were reserved under the RSU Plan. We allocate approximately 80% of those reserved shares to the Option Plan and 20% to the RSU Plan, and award grants using a ratio of 4:1 Options to RSUs. The RSU Plan does not allocate more than five percent of the reserved Common Shares. Of those currently reserved, 11,052,694 options for Common Shares have been granted and are outstanding, as at March 30, 2020, or approximately 6.9% of our issued and outstanding Common Shares. There are 1,149,955 RSUs that have been granted and are outstanding as of March 30, 2020, or approximately 0.7% of our issued and outstanding Common Shares. The number of shares reserved is subject to adjustment if the Common Shares are subdivided, consolidated, converted or reclassified or the number of Common Shares varies as a result of a stock dividend or an increase or a reduction in our share capital. We do not permit the payment of dividends on unvested or redeemed equity awards of all types. The run rate (or, “burn rate”) on the equity plans for the past three years is as follows:

	2019	2018	2017
Stock Option Plan	1.8%	1.5%	1.8%
Restricted Share Unit Plan	0.4%	0.3%	0.4%

As at March 30, 2020, the closing price of our Common Shares on the NYSE American was $0.37 and on the TSX was C$0.53.

Option Plan

Under the Option Plan, options may be granted to our directors, executive officers, eligible employees and consultants. As of March 30, 2020, there are approximately 14 employees and six non-executive directors who would be eligible to participate in the Option Plan. The Option Plan was most recently approved by shareholders on May 18, 2017.

The maximum number of Common Shares that may be reserved for issuance to any one person under the Option Plan is five percent of the number of Common Shares outstanding at the time of reservation. The options are personal and non-assignable. Option holders do not have any shareholder rights (and, specifically, shall not be entitled to dividends) with respect to options unless and until the options are exercised and stock certificates are issued in the name of the option holder. The exercise price for Common Shares subject to an option is determined by the Board of Directors at the time of grant and may not be less than the market price of the Common Shares at the time the option is granted. Market price at any date in respect of the Common Shares means the closing price of the Common Shares on the TSX (or, if the Common Shares are not then listed and posted for trading on the TSX, then on the recognized stock exchange on which such Common Shares are listed or posted or, if such Common Shares are not so listed on any recognized stock exchange, then on the over-the-counter market on which they are traded or posted as selected for such purpose by the Compensation Committee or in accordance with Section 5.5 of the Option Plan) on the immediately preceding trading day.

Options in a grant vest over a three-year period: one-third on the first anniversary, one-third on the second anniversary and one-third on the third anniversary of the grant; dividends, for all award types, shall not be payable on unvested options; the term of all options is five years. Additionally, in no event shall more than five percent of the shares available for issuance under the Option Plan have a stated vesting/exercisability schedule of less than one year from the date of grant. The aggregate number of Common Shares issued to insiders within any 12 month period, or issuable to insiders at any time, under the Stock Option Plan and any other security based compensation arrangement of the Company, may not exceed 10% of the total number of issued and outstanding Common Shares during such period of time.

Options granted under the Option Plan are subject to early termination under certain circumstances, including (i) one year after the death of the option holder, (ii) three months after the option holder’s resignation or dismissal without cause as an employee or consultant, or (iii) immediately upon the option holder’s dismissal for cause as an employee. In each case, only options vested at the time of the event which gave rise to such early termination may be exercised by the option holder during such period. The Option Plan also provides that upon a change of control all options under the Option Plan vest immediately and are immediately exercisable.

The Option Plan and the terms of any outstanding option may be amended at any time by the Board subject to any required regulatory or shareholder approvals, provided that where such an amendment would prejudice the rights of an option holder under any outstanding option, the consent of the option holder is required to be obtained. Amendments requiring shareholder approval are those amendments set forth in the TSX Company Manual. Amendments that do not require shareholder approval are “housekeeping” amendments such as amendments to the Option Plan to comply with regulatory requirements, amendments related to the administration of the Option Plan and to change the eligibility requirements under the Option Plan and terms and conditions on which the options may be granted. The Option Plan may be suspended, terminated or discontinued in the sole discretion of the Board of Directors.

Stock options are generally treated as ordinary compensation income as and when Common Shares are issued to the participant upon exercise of the award, however, in the case of Incentive Stock Options, the options are taxable at long-term capital gains tax rates when the issued Common Shares are sold so long as certain conditions are met. If the participant is an employee, the income may be subject to withholding for income and employment tax purposes. The Company is generally entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant, subject to possible limitations imposed by the IRS Code. Please note that the foregoing description is based upon U.S. federal income tax laws in effect on the date of this Circular and does not purport to be complete, and does not discuss state, local or non-U.S. tax consequences.

RSU Plan

The RSU Plan was adopted by the Board of Directors on May 7, 2010 and was approved in its entirety most recently by our shareholders on May 2, 2019. Under the RSU Plan restricted share units may be granted to directors and employees, including executive officers, of Ur‑Energy as possible eligible participants. The Board of Directors has appointed the Compensation Committee to determine which persons are entitled to participate in the RSU Plan and the number of RSUs to be awarded to each participant. The RSU Plan does not limit the participation of any specific eligible participant including insiders. RSUs awarded to participants are credited to a notional account that is established on their behalf and maintained in accordance with the RSU Plan. Each RSU awarded conditionally entitles the participant to the delivery of one Common Share (or cash in lieu of such share at the Compensation Committee’s discretion) upon attainment of the RSU vesting period. Grants of RSUs vest 100% on the two-year anniversary of the date of the grant.

The RSU Plan permits us to either redeem RSUs for cash or issue Common Shares from treasury to satisfy all or any portion of a vested RSU award. If redeemed for cash, RSUs will be redeemed for an amount equal to fair market value which means the closing price of the Common Shares on the TSX on the business day immediately prior to the redemption date, or if the shares are not listed on the TSX, then on such other stock exchange or quotation system as may be selected by the Compensation Committee, provided that, if the Common Shares are not listed or quoted on any other stock exchange or quotation system, then the fair market value will be the value determined by the Compensation Committee in its sole discretion acting in good faith. In the event of a change of control, as defined in the RSU Plan, we are required to redeem 100% of the RSUs granted to participants. In the event of an involuntary termination of an employee, other than for cause, or a director who is not re-elected, we are required to redeem the RSUs for cash. Rights respecting RSUs shall not be transferable or assignable other than by will.

The Board may from time to time amend or suspend the RSU Plan and may at any time terminate the RSU Plan. No such amendment, suspension or termination shall adversely affect the rights of any eligible person with respect to outstanding and unredeemed RSUs credited to that person without that RSU holder’s consent. Amendments requiring shareholder approval are those amendments set forth in the TSX Company Manual. Amendments that do not require shareholder approval are “housekeeping” amendments such as amendments to the RSU Plan to comply with regulatory requirements, amendments related to the administration of the RSU Plan and to change the eligibility requirements under the RSU Plan and terms and conditions on which the RSUs may be granted.

RSUs are generally treated as ordinary compensation income as and when Common Shares are issued to the participant upon vesting or settlement of the award. If the participant is an employee, this income is subject to withholding for income and employment tax purposes. The Company is generally entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant. Please note that the foregoing description is based upon U.S. federal income tax laws in effect on the date of this Circular and does not purport to be complete, and does not discuss state, local or non-U.S. tax consequences.

GRANTS OF PLAN-BASED AWARDS TO NAMED EXECUTIVE OFFICERS

The following table sets forth information concerning option-based and share-based awards granted to each of the Named Executive Officers during the year ended December 31, 2019.

		Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards
Name	Grant date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	All other stock awards: Number of shares of stock or units (1) (#)	All other option awards: Number of securities underlying options (2) (#)	Exercise of base price of option awards (C$/Sh)	Grant date fair value of stock and option awards (US$)

Jeffrey T. Klenda	11/5/19	Nil	Nil	Nil	Nil	Nil	Nil	Nil	417,044	0.79	109,917
	11/5/19	Nil	Nil	Nil	Nil	Nil	Nil	104,261	Nil	Nil	62,082
Roger L. Smith	11/5/19	Nil	Nil	Nil	Nil	Nil	Nil	Nil	228,119	0.79	60,124
	11/5/19	Nil	Nil	Nil	Nil	Nil	Nil	57,030	Nil	Nil	33,958
Penne A. Goplerud	11/5/19	Nil	Nil	Nil	Nil	Nil	Nil	Nil	205,081	0.79	54,052
	11/5/19	Nil	Nil	Nil	Nil	Nil	Nil	51,271	Nil	Nil	30,529
Steven M. Hatten	11/5/19	Nil	Nil	Nil	Nil	Nil	Nil	Nil	179,733	0.79	47,371
	11/5/19	Nil	Nil	Nil	Nil	Nil	Nil	44,934	Nil	Nil	26,756
John W. Cash	11/5/19	Nil	Nil	Nil	Nil	Nil	Nil	Nil	171,304	0.79	45,149
	11/5/19	Nil	Nil	Nil	Nil	Nil	Nil	42,826	Nil	Nil	25,501

(1)	These amounts represent grants made pursuant to the RSU Plan. RSUs awarded to participants will be redeemed 100% on the second anniversary of the date of grant.
(2)

These amounts represent grants made pursuant to the Option Plan. Options granted to eligible participants vest and become exercisable over a three-year period: one-third on the first anniversary, one-third on the second anniversary and one-third on the third anniversary of the grant the date of grant. The term of the option is five years.

Outstanding Equity Awards at December 31, 2019

The following table sets forth information concerning the value vested or earned in respect of incentive plan awards during the year ended December 31, 2019 by each of the Named Executive Officers.

	Option-based Awards					Share-based Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised options (#)	Option exercise price (C$)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested (US$)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)

Jeffrey T. Klenda	70,762	0	Nil	0.86	8/17/20	Nil	Nil	Nil	Nil
	199,340	0	Nil	0.80	12/11/20	Nil	Nil	Nil	Nil
	338,118	0	Nil	0.73	12/16/21	Nil	Nil	Nil	Nil
	158,019	81,403	Nil	0.90	12/15/22	Nil	Nil	Nil	Nil
	36,642	74,394	Nil	0.93	8/20/23	Nil	Nil	Nil	Nil
	34,264	69,567	Nil	0.91	12/14/23	Nil	Nil	Nil	Nil
	0	417,044	Nil	0.79	11/5/24	Nil	Nil	Nil	Nil
	Nil	Nil	Nil	Nil	Nil	27,759	16,336	Nil	Nil
	Nil	Nil	Nil	Nil	Nil	25,958	15,276	Nil	Nil
	Nil	Nil	Nil	Nil	Nil	104,261	61,358	Nil	Nil
Roger L. Smith	62,302	0	Nil	0.86	8/17/20	Nil	Nil	Nil	Nil
	87,462	0	Nil	0.80	12/11/20	Nil	Nil	Nil	Nil
	241,184	0	Nil	0.73	12/16/21	Nil	Nil	Nil	Nil
	112,720	58,068	Nil	0.90	12/15/22	Nil	Nil	Nil	Nil
	26,138	53,068	Nil	0.93	8/20/23	Nil	Nil	Nil	Nil
	24,442	49,625	Nil	0.91	12/14/23	Nil	Nil	Nil	Nil
	0	228,119	Nil	0.79	11/5/24	Nil	Nil	Nil	Nil
	Nil	Nil	Nil	Nil	Nil	19,802	11,653	Nil	Nil
	Nil	Nil	Nil	Nil	Nil	18,517	10,897	Nil	Nil
	Nil	Nil	Nil	Nil	Nil	57,030	33,562	Nil	Nil
Penne A. Goplerud	56,012	0	Nil	0.86	8/17/20	Nil	Nil	Nil	Nil
	78,632	0	Nil	0.80	12/11/20	Nil	Nil	Nil	Nil
	216,836	0	Nil	0.73	12/16/21	Nil	Nil	Nil	Nil
	101,340	52,206	Nil	0.90	12/15/22	Nil	Nil	Nil	Nil
	23,500	47,711	Nil	0.93	8/20/23	Nil	Nil	Nil	Nil
	21,974	44,614	Nil	0.91	12/14/23	Nil	Nil	Nil	Nil
	0	205,081	Nil	0.79	11/5/24	Nil	Nil	Nil	Nil
	Nil	Nil	Nil	Nil	Nil	17,803	10,477	Nil	Nil
	Nil	Nil	Nil	Nil	Nil	16,647	9,797	Nil	Nil
	Nil	Nil	Nil	Nil	Nil	51,271	30,173	Nil	Nil
Steven M. Hatten	49,090	0	Nil	0.86	8/17/20	Nil	Nil	Nil	Nil
	68,916	0	Nil	0.80	12/11/20	Nil	Nil	Nil	Nil
	190,040	0	Nil	0.73	12/16/21	Nil	Nil	Nil	Nil
	88,814	45,752	Nil	0.90	12/15/22	Nil	Nil	Nil	Nil
	20,595	41,814	Nil	0.93	8/20/23	Nil	Nil	Nil	Nil
	19,258	39,099	Nil	0.91	12/14/23	Nil	Nil	Nil	Nil
	0	179,733	Nil	0.79	11/5/24	Nil	Nil	Nil	Nil
	Nil	Nil	Nil	Nil	Nil	15,603	9,182	Nil	Nil
	Nil	Nil	Nil	Nil	Nil	14,590	8,586	Nil	Nil
	Nil	Nil	Nil	Nil	Nil	44,934	26,444	Nil	Nil
John W. Cash	46,782	0	Nil	0.86	8/17/20	Nil	Nil	Nil	Nil
	65,676	0	Nil	0.80	12/11/20	Nil	Nil	Nil	Nil
	181,106	0	Nil	0.73	12/16/21	Nil	Nil	Nil	Nil
	84,642	43,604	Nil	0.90	12/15/22	Nil	Nil	Nil	Nil
	19,627	39,849	Nil	0.93	8/20/23	Nil	Nil	Nil	Nil
	18,355	37,265	Nil	0.91	12/14/23	Nil	Nil	Nil	Nil
	0	171,304	Nil	0.79	11/5/24	Nil	Nil	Nil	Nil
	Nil	Nil	Nil	Nil	Nil	14,869	8,750	Nil	Nil
	Nil	Nil	Nil	Nil	Nil	13,905	8,183	Nil	Nil

OPTION EXERCISES AND STOCK VESTED

The following table sets forth the value realized on options exercise and stock awards vested for the Named Executive Officers for the year ended December 31, 2019.

	Option awards		Stock awards
Name	Number of shares acquired on exercise ($)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Jeffrey T. Klenda	Nil	Nil	59,856	34,614
Roger L. Smith	Nil	Nil	42,696	24,690
Penne A. Goplerud	Nil	Nil	38,386	22,198
Steven M. Hatten	Nil	Nil	33,642	19,455
John W. Cash	Nil	Nil	32,062	18,541

The following table sets forth information concerning the value vested or earned in respect of incentive plan awards during the financial year ended December 31, 2019 by each of our Named Executive Officers.

Incentive Plan Awards - Value Vested or Earned During the Financial Year Ended December 31, 2019
	Option based awards		Share based awards		Non-equity incentive plan compensation
Name	Number of securities underlying options vested (#)	Value vested during the year ($)	Number of shares or units of shares vested (#)	Value vested during the year ($)	Value earned during the year ($)
Jeffrey T. Klenda	149,916	Nil	59,856	34,614	Nil
Roger L. Smith	106,940	Nil	42,696	24,690	Nil
Penne A. Goplerud	96,144	Nil	38,386	22,198	Nil
Steven M. Hatten	84,260	Nil	33,642	19,455	Nil
John W. Cash	80,303	Nil	32,062	18,541	Nil

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Employment Agreements with our Named Executive Officers

As set forth above, our Named Executive Officers have employment agreements with the Company, as have been amended from time to time. Relevant to potential payments to be made upon termination without cause or change of control, the agreements provide that the executive officer is entitled to certain amounts, based upon the then-current salary of the executive. These employment agreements, as well as the equity compensation plans of the Company (Option Plan and RSU Plan), specify the obligations of the Company to the executive officers in the event of termination or change of control. These are set forth below.

Equity Award Provisions

Upon separation of employment of our executive officers, including under circumstances of termination without cause or change of control, the Option Plan and RSU Plan govern the treatment of outstanding equity compensation in the form of vested stock options and RSUs not yet redeemed. All vested options of Designated Officers (all of our current executive officers, as defined by the plan and resolution of our Board) will expire on the expiration date identified at the time of the grant of the option, and all unvested options will expire upon termination.

The RSU Plan provides that the RSUs of an employee who is an eligible person who is involuntarily terminated without cause, shall be redeemed for cash at a fair market value on the redemption/termination date. In the event of a change of control, as defined in the RSU Plan, all of the RSUs granted and outstanding will be redeemed as soon as reasonably practical and not later than 30 days following the redemption date associated with the change of control.

The RSU Plan provides for redemption, instead of cancellation, of outstanding RSUs at the date of redemption for retiring directors and executive officers, which is defined as a threshold of combined service and age of 65 years, and a minimum of five years of service to the Company.

Change of Control and Termination Benefits Tables

Each of our Named Executive Officers has entered into an employment agreement that provides for certain payments if the executive’s employment is terminated in connection with a change of control. In addition, upon the occurrence of a change of control, all of the executive officer’s unvested options and RSUs will vest. The table below shows the amounts that would be payable or vest assuming that a change of control occurred on December 31, 2019 and that executive officer’s employment terminated on that date. The Compensation Committee has established a policy that the Company will not enter into an employment agreement with any new executive officer that includes a single-trigger severance arrangement.

	Cash	Equity	Pension /NQDC	Perquisites/ benefits	Tax reimbursement	Other	Total
Name	($)(1)	($)(2)	($)	($)	($)	($)	($)
Jeffrey T. Klenda	883,324	96,960	Nil	Nil	Nil	Nil	980,284
Roger L. Smith	579,800	59,351	Nil	Nil	Nil	Nil	639,151
Penne A. Goplerud	390,936	53,356	Nil	Nil	Nil	Nil	444,292
Steven M. Hatten	342,615	46,762	Nil	Nil	Nil	Nil	389,377
John W. Cash	326,547	44,568	Nil	Nil	Nil	Nil	371,115

(1)

Pursuant to their respective employment agreements, Messrs. Klenda and Smith are entitled to payment of an amount equal to two-years’ salary based upon their then-current salary; and Ms. Goplerud and Messrs. Hatten and Cash are entitled to payment of an amount equal to one and one-half years’ salary, based upon their then-current salary.

(2)

These amounts represent equity values based upon the closing price of our Common Shares on the TSX on the last trading day of 2019 (C$0.76) Klenda (stock options: $7,554 RSUs: $89,406); Smith (stock options: $5,388; RSUs: $53,963); Goplerud (stock options: $4,844; RSUs: $48,512); Hatten (stock options: $4,245; RSUs: $42,517); and Cash (stock options: $4,046; RSUs: $40,522).

Additionally, the following summarizes the compensation or other benefits which would be owed and paid to our executive officers if employment is terminated for the specified reasons. We believe that these terms are fair, and are competitive with the market and our peer group, based upon industry and geographical practices.

Type of Termination	Severance Payment(1)(2)	STIP Bonus	Stock Options	RSUs

Resignation or Retirement	CEO will receive two-year salary payment, based on current salary, per agreement • • Other executive officers, no severance payment	Pro rata entitlement to discretionary bonus, per agreement	Unvested options are cancelled; vested options expire at date on option for current executive officers (as a “Designated Officer” per Section 6.7 of Plan)

RSUs are cancelled unless retirement provision is satisfied; RSUs will be carried with the executive until redemption, if the executive  has combined service and age of 65 years, and a minimum of five years of service to the Company

Termination without cause	CEO and CFO: two-year salary payment, based upon current salary • • Other executive officers (as at 2018) 1.5-year salary payment, based upon current salary	Pro rata entitlement to discretionary bonus, per agreement	Unvested options are cancelled; vested options expire at date on option for current executive officers (as a “Designated Officer” per Section 6.7 of Plan)	Outstanding RSUs are redeemed for cash at fair market value, as defined in the Plan

Termination for cause	None	Possible pro rata share entitlement	None	None

Change of control (and/or termination within 24 months of a change of control)	CEO and CFO: two-year salary payment, based upon current salary • • Other executive officers (as at 2018) 1.5-year salary payment, based upon current salary	Pro rata entitlement to discretionary bonus, per agreement	All options become fully vested and exercisable	Outstanding RSUs are redeemed for cash at fair market value, as defined in the Plan

Death	CEO will receive two-year salary payment, based on current salary, per agreement • • Other executive officers, no severance payment	Pro rata entitlement to discretionary bonus, per agreement	Unvested options are cancelled; vested options expire at the earlier of expiry at date on option or one year from the date of death (with discretion of Board as per Section 6.3(b) of Plan to extend)	RSUs are redeemed (Section 3.2 of Plan); date of death is redemption date

(1)

At December 31, 2019, Mr. Klenda, our CEO, was entitled to a salary of $441,662 per year (two years base salary is a total of $883,324). Current salaries of our CFO, Mr. Smith, and our other Named Executive Officers, and their severance entitlements, are as follows: Mr. Smith: annual salary $289,900 (two years base salary $579,800); Ms. Goplerud: annual salary $260,624 (18 months base salary  $390,936); Mr. Hatten: annual salary $228,410 (18 months base salary $342,615); Mr. Cash: annual salary $217,698 (18 months base salary $326,547).

(2)	Accrued paid time off is paid to the executive officer at the time of termination, according to Company policy and applicable law.

COMPENSATION OF DIRECTORS

Beginning in 2019, our non-executive directors were paid a cash retainer of $41,000 annually, while eliminating Board meeting fees.  Committee meeting fees were paid as follows during 2019: $500 per Audit Committee meeting and

$250 per meeting for other committees. In addition, work time spent for committee participation, not including attendance at regular meetings, is compensated at the rate of $250/half day and $500/full day, to be monitored by the Compensation Committee and reported to the Board of Directors. No such additional work time was paid to our non-executive directors in 2019.

We  routinely conduct reviews of the compensation of the non-executive directors on an internal basis, utilizing data about our peers which we obtain through Equilar and other public sources. Results have indicated that the Company’s non-executive director base cash and equity-based compensation remained generally within a range of the median of the comparator group, although consistently at the lower end of the range, particularly because the Company does not provide an additional retainer amount for committee chair positions, or additional compensation for those in other leadership roles, such as our Lead Director.  Although the committee fees remain below median comparators, those fees remain unchanged.

In addition to other compensation received by our directors, a 2008 resolution provides that non-executive directors participating on ad hoc or special committees of the Board of Directors, which may be constituted from time to time, are entitled to additional director fees, to be determined in accordance with additional duties and requirements requested of those individuals from time to time. There currently are no such ad hoc or special committees of the Board of Directors.

	Fees earned	Share-based awards(1)	Option-based awards(2)	Non-equity incentive plan compensation	Pension value	All other compensation	Total
Name	$	$	$	$	$	$	$
W. William Boberg	43,000	28,816	51,019	Nil	Nil	Nil	122,835
Rob Chang	44,750	28,816	51,019	Nil	Nil	Nil	124,585
James M. Franklin	43,250	28,816	51,019	Nil	Nil	Nil	123,085
Gary C. Huber	46,000	28,816	51,019	Nil	Nil	Nil	125,835
Thomas H. Parker	45,500	28,816	51,019	Nil	Nil	Nil	125,335
Kathy E. Walker	44,250	28,816	51,019	Nil	Nil	Nil	124,085

(1)	Each of our non-executive directors received a grant of 48,394 RSUs on November 5, 2019.

(2)	Each of our non-executive directors received options for 193,574 Common Shares on November 5, 2019 at an exercise price of C$0.79. These options expire on November 5, 2024.

Share Ownership Guidelines for Non-Executive Directors

Our non-executive directors also are encouraged to have a significant long-term financial interest in the Company. In 2009, the Compensation Committee recommended, and Board of Directors adopted, a resolution requiring mandatory minimum share ownership by the non-executive directors to encourage the alignment of their interests with those of our shareholders. Thereafter, non-executive directors were required to invest an amount equal to the non-executive director’s annual retainer in shares or securities redeemable into shares on or before the later of (i) December 31, 2013, (ii) the fifth anniversary of the non-executive director’s election or appointment, or (iii) the fifth anniversary of the most recent annual retainer increase. The retainer amount was to be calculated using the amount of the annual retainer at the later of (i) January 1, 2009, (ii) the date of the non-executive director’s election or appointment, or (iii) the date of the most recent annual retainer increase.

As discussed above under the heading “Share Ownership Guidelines,” in 2012 the Compensation Committee recommended, and the Board of Directors approved, Share Ownership Guidelines which provide greater detail concerning these ownership requirements. Additionally, the Board approved a recommendation that the share ownership requirement be adjusted with respect to the non-executive directors, to require each to acquire and own three times their annual retainer. All non-executive directors meet the Share Ownership Guidelines or are on-track to meet the Share Ownership Guidelines within the prescribed timeframes.

	Option-based Awards				Share-based Awards
	Number of securities underlying unexercised options	Option exercise price	Option expiration	Value of unexercised in-the-money options	Number of shares or units of shares that have not vested	Market or payout value of share-based awards that have not vested
Name	(#)	(C$)	date	($)	(#)	($)
W. William Boberg	29,690	0.86	17-Aug-2020	Nil	Nil	Nil
	56,470	0.80	11-Dec-2020	Nil	Nil	Nil
	128,000	0.73	16-Dec-2021	2,957	Nil	Nil
	120,000	0.90	15-Dec-2022	Nil	Nil	Nil
	55,653	0.93	20-Aug-2023	Nil	Nil	Nil
	50,527	0.91	14-Dec-2023	Nil	Nil	Nil
	193,574	0.79	05-Nov-2024	Nil	Nil	Nil
	Nil	Nil	Nil	Nil	13,914	8,142
	Nil	Nil	Nil	Nil	12,632	7,392
	Nil	Nil	Nil	Nil	48,394	28,318
Rob Chang	200,000	0.77	30-Mar-2023	2,290	Nil	Nil
	55,653	0.93	20-Aug-2023	Nil	Nil	Nil
	50,527	0.91	14-Dec-2023	Nil	Nil	Nil
	193,574	0.79	05-Nov-2024	Nil	Nil	Nil
	Nil	Nil	Nil	Nil	13,914	8,142
	Nil	Nil	Nil	Nil	12,632	7,392
	Nil	Nil	Nil	Nil	48,394	28,318
James M. Franklin	29,690	0.86	17-Aug-2020	Nil	Nil	Nil
	56,470	0.80	11-Dec-2020	Nil	Nil	Nil
	128,000	0.73	16-Dec-2021	2,957	Nil	Nil
	120,000	0.90	15-Dec-2022	Nil	Nil	Nil
	55,653	0.93	20-Aug-2023	Nil	Nil	Nil
	50,527	0.91	14-Dec-2023	Nil	Nil	Nil
	193,574	0.79	05-Nov-2024	Nil	Nil	Nil
	Nil	Nil	Nil	Nil	13,914	8,142
	Nil	Nil	Nil	Nil	12,632	7,392
	Nil	Nil	Nil	Nil	48,394	28,318
Gary C. Huber	200,000	1.14	29-May-2020	Nil	Nil	Nil
	29,690	0.86	17-Aug-2020	Nil	Nil	Nil
	56,470	0.80	11-Dec-2020	Nil	Nil	Nil
	128,000	0.73	16-Dec-2021	2,957	Nil	Nil
	120,000	0.90	15-Dec-2022	Nil	Nil	Nil
	55,653	0.93	20-Aug-2023	Nil	Nil	Nil
	50,527	0.91	14-Dec-2023	Nil	Nil	Nil
	193,574	0.79	05-Nov-2024	Nil	Nil	Nil
	Nil	Nil	Nil	Nil	13,914	8,142
	Nil	Nil	Nil	Nil	12,632	7,392
	Nil	Nil	Nil	Nil	48,394	28,318
Thomas H. Parker	29,690	0.86	17-Aug-2020	Nil	Nil	Nil
	56,470	0.80	11-Dec-2020	Nil	Nil	Nil
	128,000	0.73	16-Dec-2021	2,957	Nil	Nil
	120,000	0.90	15-Dec-2022	Nil	Nil	Nil
	55,653	0.93	20-Aug-2023	Nil	Nil	Nil
	50,527	0.91	14-Dec-2023	Nil	Nil	Nil
	193,574	0.79	05-Nov-2024	Nil	Nil	Nil
	Nil	Nil	Nil	Nil	13,914	8,142
	Nil	Nil	Nil	Nil	12,632	7,392
	Nil	Nil	Nil	Nil	48,394	28,318
Kathy E. Walker	200,000	0.73	07-Sep-2022	4,620	Nil	Nil
	120,000	0.90	15-Dec-2022	Nil	Nil	Nil
	55,653	0.93	20-Aug-2023	Nil	Nil	Nil
	50,527	0.91	14-Dec-2023	Nil	Nil	Nil
	193,574	0.79	05-Nov-2024	Nil	Nil	Nil
	Nil	Nil	Nil	Nil	13,914	8,142
	Nil	Nil	Nil	Nil	12,632	7,392
	Nil	Nil	Nil	Nil	48,394	28,318

The non-executive directors are eligible to receive grants of options and RSUs at the discretion of the Board, and did so in 2019 as indicated in the following table:

Incentive Plan Awards - Value Vested or Earned During the
Financial Year Ended December 31, 2019
	Option-based Awards		Share-based Awards		Non-equity incentive plan compensation
Name	Number of Securities Underlying Options Vested (#)	Value vested during the year ($)	Number of Shares or Units of Shares Vested (#)	Value vested during the year ($)	Value earned during the year ($)
W. William Boberg	74,639	Nil	30,000	17,185	Nil
Rob Chang	101,039	16,416	Nil	Nil	Nil
James M. Franklin	74,639	Nil	30,000	17,185	Nil
Gary C. Huber	74,639	Nil	30,000	17,185	Nil
Thomas H. Parker	74,639	Nil	30,000	17,185	Nil
Kathy E. Walker	140,639	4,975	30,000	17,185	Nil

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report.

Report of the Compensation Committee

To the Board of Directors of Ur-Energy Inc.:

The Compensation Committee hereby reports to the Board of Directors that, in connection with the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, we have:

•	reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K; and

•

based on such review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Annual Report on Form 10-K for the year ended December 31, 2019.

Respectfully submitted,

The Compensation Committee of Ur-Energy Inc.

Gary C. Huber, Chair

James M. Franklin

Rob Chang

PAY RATIO OF CHIEF EXECUTIVE OFFICER COMPENSATION TO

MEDIAN EMPLOYEE COMPENSATION

The pay ratio of our CEO, Mr. Klenda, to our median employee’s compensation for 2019 was 6:1.

In 2018, for the first time, we disclosed the pay ratio of our CEO, Mr. Klenda, to our median employee’s compensation from 2017. Mr. Klenda’s annual total compensation compared with that of the estimated median compensated Ur‑Energy employee was 7:1 in that initial disclosure and, in 2019, we disclosed the pay ratio  was 6:1. For that process, we identified our median compensated employee, using a consistently applied compensation measure (“CACM”); in our case this was defined as base salary (including overtime) and other cash incentives, including the short-term bonus, which provides a reasonable estimate of compensation received. We did not include the value of our health and welfare benefits, as those are benefits programs for which all our employees, including the CEO, are eligible, although we have added 401(k) Plan matches as applicable. We undertook to annualize the data of new hires, including certain reasonable assumptions. We did not make adjustments for part-time status. We have no employees outside the U.S. and, therefore, there are no currency exchange rate issues contemplated in our calculations. Our calculations included all employees of Ur-Energy USA Inc. and Lost Creek ISR, LLC, our two subsidiaries with employees, which at the point of measurement, October 7, 2017, numbered 51 collectively (excluding Mr. Klenda) although, currently number 29. We do not typically employ temporary or seasonal employees and did not at that date.

Although we implemented a reduction in force in 2018 and another in 2019 which affected more than 20 employees, the calculation of the pay ratio, based upon the median employee’s total compensation remains representative of our earlier pay structure and median wage/salary. As set forth elsewhere in this Circular, our compensation plan remained largely unchanged in 2019. Using a generally comparable position for the determination of the 2019 pay ratio, we determined that, in 2019, annual total compensation of the estimated median-compensation for an employee was $101,277.  Mr. Klenda’s annual total compensation for 2019 was $598,049. The pay ratio for 2019, therefore, was 6:1. This pay ratio is a reasonable estimate calculated in accordance with SEC rules based on our payroll and employment records and the methodology described here.

Our practices seek to ensure a compensation program which is fair, equitable, compliant and which aligns with our overall business objectives. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, exclusions, and assumptions that reflect their compensation practices. As such, the figures and ultimately the pay ratio reported above may not be comparable to the calculations and pay ratio reported by other companies, even those in a related industry or of a similar size and scope. Other companies may have different employment practices, regional demographics or may utilize different methodologies and assumptions in calculating their pay ratios.

REPORT OF THE AUDIT COMMITTEE

To the Board of Directors of Ur-Energy Inc.:

Management is responsible for our internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of our financial statements in accordance with U.S. generally accepted accounting principles (“US GAAP”) and the standards of the Public Company Accounting Oversight Board (“PCAOB”) and to issue an opinion on our financial statements. Our responsibility is to monitor and oversee those processes. We hereby report to the Board of Directors that, in connection with the financial statements for the year ended December 31, 2019, we have:

•	reviewed and discussed the audited consolidated financial statements with management and the independent accountants;
•	discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU section 380), as modified by SAS 89 and SAS 90; and
•

received the written disclosures and the letter from the independent accountants required by PCAOB Rule 3526, as may be modified or supplemented, and discussed with the independent accountants the accountants’ independence.

Based on the discussions and our review described above, we recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2019 be included in the Company’s Annual Report on Form 10‑K for the year ended December 31, 2019.

Respectfully submitted,

The Audit Committee of Ur-Energy Inc.

Thomas Parker, Chair

Gary C. Huber

Kathy E. Walker

Rob Chang

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

Introduction

Our Board of Directors believes that effective corporate governance contributes to improved corporate performance and enhanced shareholder value. The Board has reviewed the corporate governance best practices identified in National Policy 58‑201 Corporate Governance Guidelines and National Instrument 58-101 Disclosure of Corporate Governance Practices (collectively, the “CSA Guidelines”). The Board of Directors is committed to ensuring that the Company follows best practices and continues to develop and enhance such practices.

Board Mandate

The responsibility of the Board of Directors is to supervise the management of the business and affairs of the Company in accordance with the best interests of the Company and its shareholders. Our Board establishes overall policies and standards for the Company, and is engaged in company-wide risk management oversight. When premised upon a reasonable basis, the directors are entitled to rely upon management and the advice of the Company’s outside advisors and auditors. The Board also delegates certain responsibilities to its standing committees, based upon the approved charters of each, which are reviewed on a regular basis.

The Board of Directors does not currently have a written mandate or a written description for the Chairman of the Board or the Chief Executive Officer. In discharging its responsibility, the Board routinely reviews the performance and responsibilities of the Chief Executive Office. Further, the Board oversees and reviews the development and implementation of the following significant corporate plans and initiatives:

•

the identification of the principal risks to the Company’s business and the implementation of systems to manage these risks, whether financial, operational, environmental, safety-related, cyber-security or otherwise;

•	the Company’s strategic planning and budgeting process;
•

succession planning and determination of relative strengths of existing management including the needs to ensure sufficient depth of management, including appointing, developing and monitoring senior management of the Company;

•	shareholder communications, as well as public communications policies and continuous disclosure record of the Company;
•	analysis and approval of significant acquisitions and dispositions of mineral properties or other Company assets; and
•	monitoring the integrity of the Company’s internal controls and management information systems.

When needed, the Board of Directors recruits possible directors from contacts within the mining industry or other strategic areas that will complement the knowledge and depth of the Board. Currently, the Board has determined that seven directors is an appropriate number of directors to oversee and provide guidance to management on the business and affairs of the Company, which is accomplished with the existing members of the Board. However, the Board continues to evaluate its size in conjunction with the further development of our operations and possible growth or other strategic decisions of the Company.

New directors who join the Board of Directors are provided with the opportunity to meet with the other directors prior to joining the Board of Directors. Upon joining the Board, a basic orientation of the Company, the Board of Directors, and the committees of the Board is provided to a new director. All material relationships and agreements, technical reports, and recent continuous disclosure filings are provided and reviewed. In addition, new Directors have the opportunity to attend Committee meetings by invitation and to meet with management of the Company to have a better understanding of the business of the Company and its operations.

Directors are encouraged to participate in corporate governance, executive and director compensation and other education courses that will assist them in their role as directors of the Company or on various committees. To further its Board education and governance programs, the Board continued its membership in 2019 as a member of the National Association of Corporate Directors (“NACD”). NACD is a recognized authority focused on advancing exemplary board leadership and establishing leading boardroom practices. NACD provides director education programs, national peer exchange forums, and proprietary research to promote director professionalism, all to benefit its member companies and to enhance stakeholder confidence. Additionally, our management makes use of a variety of other online governance and board-related resources for the benefit of the Board.

Throughout the year, directors were provided with regulatory and legal updates on several topics germane to the responsibilities of the Board and standing committees, including cyber and data security, key accounting considerations, risk assessment, corporate governance and disclosure of corporate governance practices, executive and director compensation, and Canadian and U.S. securities law and other legal developments. As well, updates were provided to the Board with respect to issues affecting our operations and the further development of our business (e.g., federal and state rulemakings and proposed legislation related to mining, taxation and other matters), the development of the Section 232 trade action and, after the President’s Memorandum mandating the establishment of the Working Group, updates on that process. Additionally, our Board members are knowledgeable about the nuclear industry as well as uranium mining and are provided with routine market and industry updates. These updates and routine access to our management permit all directors to remain aware of important developments and issues in the context of our business.

Board Composition – Including Diversity, Tenure and Outlook on Set Retirement Age

The Board of Directors is composed of seven directors. Upon the recommendation of the Corporate Governance and Nominating Committee, our Board of Directors has nominated all current directors: Jeffrey T. Klenda, James M. Franklin, W. William Boberg, Thomas H. Parker, Gary C. Huber, Kathy E. Walker and Rob Chang. All directors are elected annually. The Corporate Governance and Nominating Committee regularly reviews the profile of the Board members, including the average age and tenure. The Committee has not established a retirement age for the members of the Board, nor a limitation of term of service. These restrictions are considered from time to time by the Committee, including most recently in December 2019.

The Committee prefers that directors, without regard to their age, are rigorously evaluated on their attendance and contributions to the business of the Board and Company. This scrutiny arises in annual reviews and assessments of the Board constitution as well as the composition of each standing committee of the Board. Our industry and, specifically, our operations are highly technical, and the Board considers it critical to retain the knowledge base on our Board while we continue to advance operations at Lost Creek and plan for the further development and permitting of Shirley Basin. With the refreshment of our board membership with the addition of Ms. Walker and Mr. Chang, we have reconstituted our Board committees to best utilize the expertise of our directors (e.g., additional finance and energy sector experience to assist us with strategic planning). The presence of Ms. Walker now reflects approximately 14% female representation on our Board. We have a 14% representation of visible minorities on our Board, as defined by the Employment Equity Act (Canada). Our board’s diversity members, therefore, represent approximately 29%.

All of our directors have C-suite experience or, in the case of Dr. Franklin’s service to the Canadian government, the equivalent thereof. Four of our seven directors, Drs. Franklin and Huber, and Messrs. Parker and Boberg have professional and technical expertise in geology, engineering and mining operations. For more than a decade, Dr. Franklin has been integral to our Board, as its lead technical expert, including chairing the HSE & Technical Committee since its inception in 2008. Mr. Boberg, as a director since 2006 and for four and a half years as President and CEO of the Company, has contributed his technical expertise with respect to roll-front uranium deposits like Lost Creek, beginning with the acquisition of Lost Creek in 2005 through to steady state operations. Mr. Parker has decades of experience in executive management positions at operating mining companies, and has lent that expertise to his role as a member of the HSE & Technical Committee, and more recently as our Lead Director. Dr. Huber contributes his dual expertise in financial matters and geology gained in management roles of both private and public natural resource companies at various stages of development. Meanwhile, Mr. Klenda has well over a decade invested as a Board member, as the Company explored, permitted, developed, constructed and now is operating the Lost Creek facility. Mr. Klenda has been responsible for the equity and debt financing of the Company from inception to date, as well as leading the Company’s management as our CEO (and, previously, as Executive Director). Collectively, the vast knowledge specific to the Lost Creek project, as well as the uranium industry and market, has been gained through the years of dedication and service to the Board and the Company. This continuity has been important to our development from a uranium explorer into a uranium producer, and in some ways is even more valuable as the company navigates the current challenges of the industry. We believe that implementing a restriction on tenure or a strictly-enforced retirement age would unnecessarily deprive the Company of these contributions and knowledge. Meanwhile we have been able to refresh our board and further diversify the skill sets of our Board as Ms. Walker and Mr. Chang joined the Board. At March 30, 2020, the average age of our current directors is approximately 67; the average tenure of our current directors is approximately 9.7 years.

As described in Proposal No. 1, above, the Corporate Governance and Nominating Committee and our Board of Directors have determined that our directors should possess minimum qualifications including high personal and professional ethics; a commitment to the long-term interests of our shareholders, demonstrated through service, risk management and share ownership; sufficient time to commit to fulfill duties as a director, including membership on standing committees as requested; active engagement and participation in the meetings of the Board, Board committees on which the member serves and on special projects as may be requested; financial literacy as would be required for service on our Audit Committee; and broad experience in business and/or experience in government, as well as education and technical expertise.

Our seven directors, at March 30, 2020, include Jeffrey T. Klenda, Chairman of the Board of Directors; James M. Franklin; W. William Boberg; Thomas H. Parker, our Lead Director; Gary C. Huber; Kathy E. Walker; and Rob Chang, about whom residency, age, principal occupation and years of service as a member of our Board follows here:

Name (Age) and Residency	Position with Company and Principal Occupation Within the Past Five Years	Service as a Director
Jeffrey T. Klenda (63) Colorado, USA	Chair and Chief Executive Officer (formerly, Chair and Executive Director)	August 2004 – present

James M. Franklin (77) Ontario, Canada	Director Consulting Geologist/Adjunct Professor of Geology Queen’s University, Laurentian University and University of Ottawa	March 2004 – present

W. William Boberg (80) Colorado, USA	Director Presently Retired (2011) Mining Company Executive	January 2006 – present

Thomas Parker (77) Montana, USA	Lead Director Presently Retired (2012) Mining Company Executive	July 2007 – present

Gary C. Huber (68) Colorado, USA	Director Presently Retired (2012) Mining Company Executive	May 2015 – present

Kathy E. Walker (61) Kentucky, USA	Director Coal trader/Business owner Director, eKentucky Advanced Manufacturing Institute	September 2017 – present

Rob Chang (42) Ontario, Canada	Director Chief Financial Officer Financial Research Analyst	March 2018 – present

Service on Additional Boards

Dr. Franklin is a director of Aura Resources Inc. (since October 2003), of Anconia Resources Corp. (since June 2012), and of Nuinsco Resources Ltd. (since June 2018). Mr. Boberg is a director of Aura Resources Inc. (since June 2008). Mr. Chang is a director of Fission Uranium Corp. (since April 2018) and Shine Mineral Corp. (since November 2018).

Board Independence

Messrs. Parker, Boberg and Chang, Drs. Franklin and Huber, and Ms. Walker are independent directors as determined in accordance with Canadian and U.S. securities laws and the rules of the NYSE American. In determining whether a director is independent, the Board of Directors considers the specific circumstances of a director and the nature, as well as materiality, of any relationship between the director and Ur-Energy.

Committee Membership

During 2019, our directors provided expertise to our Board committees as follows:

Independent Board Members	Committees/Memberships
	Audit	Compensation	Corporate Governance / Nominating	Treasury and Investment(1)	Health, Safety and Environment (HSE) & Technical
Thomas H. Parker (Lead Director)	Chair			Chair	♦
James M. Franklin		♦	♦		Chair
W. William Boberg			♦		♦
Gary C. Huber	♦	Chair	Chair		♦
Kathy E. Walker	♦			♦
Rob Chang	♦	♦	♦

(1)	Roger Smith, CFO of the Company, serves as a non-director member of the Treasury and Investment Committee.

Family Relationships

None of our directors is related to any of our executive officers.

Involvement in Certain Legal Proceedings

Corporate Cease Trade Orders or Bankruptcies

None of the directors or officers of the Company is, or has been within the ten years before the date of this Circular, a director or officer of any other issuer that, while that person was acting in that capacity, was the subject of a cease trade or similar order or an order that denied the issuer access to any statutory exemptions under Canadian or U.S. securities legislation for a period of more than 30 consecutive days or was declared bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver-manager or trustee appointed to hold the assets of that company.

Penalties or Sanctions

None of the directors or officers of the Company has been subject to any penalties or sanctions imposed by a court relating to Canadian or U.S. securities legislation or by a Canadian or U.S. securities regulatory authority or has entered into a settlement agreement with a Canadian or U.S. securities regulatory authority or been subject to any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor in making an investment decision.

Personal Bankruptcies

None of the directors, or officers, of the Company has, during the ten years prior to the date hereof, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or has been subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver-manager or trustee appointed to hold the assets of the director or officer.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires any person who is a director or executive officer of the Company or who beneficially holds more than 10% of any class of our securities which have been registered with the SEC to file reports of initial ownership and changes in ownership with the SEC.

Based upon our review of the copies of the Section 16(a) reports furnished to us, all Section 16(a) filing reports applicable to our directors, executive officers and holders of more than 10% of any class of our registered securities were timely complied with during 2019.

Leadership Structure and Board’s Role in Risk Oversight

Mr. Klenda became our Chairman and Executive Director in 2006. He assumed the role of Acting Chief Executive Officer in May 2015, and thereafter was named President and Chief Executive Officer in December 2016. He remains the Chairman of our Board. Because of Mr. Klenda’s role from the inception of the Company, our Corporate Governance and Nominating Committee considered, from time to time, the functions customarily assigned to a director serving in the role of an independent lead director.  In December 2014, at the conclusion of our first full year of operations at our Lost Creek Mine, the Corporate Governance and Nominating Committee determined that establishment of the role of lead director of our Board of Directors would enhance the communications within the Board, among its committees, and with management. The Committee recommended and the Board approved a policy statement for such an independent lead director’s position at any time that the chairman of the Board is not an independent director. In that event, under the adopted policy, the Corporate Governance and Nominating Committee may suggest an independent director to serve as lead independent director (“Lead Director”), who shall be approved by a majority of the independent directors. In December 2014, Mr. Parker was approved by a majority of the independent directors to serve as the Lead Director of our Board and continues to serve in that role to date.

Pursuant to the policy statement approved by the full Board, the responsibilities of the Lead Director include:

•	When necessary, act as the principal liaison between the independent directors and the Chairman of the Board and Chief Executive Officer;
•	Call and chair, at least annually, a meeting of the independent directors;
•

Preside at meetings of the Board of Directors where the Chairman of the Board is not available or where the Chairman has stated a real or perceived conflict of interest concerning a matter before the Board; and

•

During merger or acquisition discussions or activities, be advised by management at early-stage discussions, and chair any Board appointed special committee composed of independent directors to review and make recommendations regarding the proposed transaction, subject to any conflict of interest which would require the appointment of a different lead independent director being approved by a majority of the independent directors for such specified purpose.

Further, the policy statement provides that the Lead Director shall serve until such time as he or she ceases to be a director, resigns as Lead Director, is replaced as Lead Director by a majority of the independent directors, or is replaced by an independent Chairman of Board elected by a majority of the independent directors of the Board. The performance of a Lead Director is to be reviewed annually as a part of the normal Board evaluation process. Mr. Parker’s performance as Lead Director has been reviewed annually, most recently in December 2019.

The Board oversees the risks involved in our operations as part of its general oversight function, integrating risk management into the Company’s compliance policies and procedures. While the Board has the ultimate oversight responsibility for the risk management process, the Audit Committee, the Compensation Committee and the Technical Committee have certain specific responsibilities relating to risk management. Among other things, the Audit Committee addresses risk assessment and risk management, and reviews major risk exposures (whether financial, operating, cyber-security or otherwise) and the guidelines and policies that management has put in place to govern the process of assessing, controlling, mitigating, managing and reporting such exposures. When recommending to the Board appropriate compensation for executive officers, the Compensation Committee considers the nature, extent and acceptability of risks that the executive officers may be encouraged to take by any incentive compensation. The Compensation Committee also oversees human resources and talent management risks, succession risk and planning. The HSE & Technical Committee continues with its role of overseeing our mineral resources and related operational risks, and now with ongoing operations at Lost Creek, oversees health, safety and environmental risks. The Board also satisfies its risk oversight responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from executive officers responsible for oversight of particular risks within the Company.

Majority Voting Policy

The Company has adopted a majority voting policy for the election of directors at uncontested meetings which can be viewed on our website at www.ur-energy/corporate-governance/. The policy provides that, in an uncontested election, each director must be elected by a majority of the votes cast with respect to that director’s election. Votes will not be deemed cast if no authority or discretion is given (for example, a broker non-vote). If a director does not receive a majority (50% + 1) of the votes cast as to his or her election, the candidate will forthwith submit to the Board a notice of resignation and shall not participate in any meeting of the Board or any of its committees while the resignation is considered. The Corporate Governance and Nominating Committee will expeditiously consider the candidate’s resignation and make recommendation to the Board whether to accept it. In considering the candidate’s resignation, the Committee and the Board shall only refuse to accept such resignation if there are exceptional circumstances.

Code of Ethics and Other Policies

We have adopted a Code of Ethics (“Code”) which applies to our principal executive officer, principal financial officer, principal accounting officer or controller and others performing similar functions. The Code has been filed on Form 8‑K and is available on our website at www.ur-energy/corporate governance/. The Code is designed to reasonably deter wrongdoing and to promote honest and ethical conduct; full, fair, accurate, timely and understandable disclosure in reports; compliance with applicable governmental laws, rules and regulations; prompt internal reporting of the violations of the Code; and adherence to the Code. We intend to disclose any amendment or waiver (including any implicit waiver) of the Code on our website at www.ur‑energy.com/corporate-governance/ within four business days following such amendment or waiver. Since its adoption, there have been no waivers of the Code.

We also have adopted a Code of Business Conduct and Ethics which applies to all employees, officers and directors, which also may be accessed on our website. Both the Code and the Code of Business Conduct and Ethics are reviewed routinely, most recently in December 2019. We maintain a separate Whistleblower Policy statement as a part of our Whistleblower Program. In September 2019, in conjunction with upgrading and updating our third-party provider anonymous reporting platform, we revised the related policy statement, in non-substantive ways. The policy provides a link to the provider’s confidential reporting website, which is also found on our website at http://www.ur-energy.com/corporate-governance/. The link and other program information also is available to our employees on an internal Company intranet site.

Policies Concerning Confidentiality, Public Disclosure and Restrictions on Trading Securities

We have also adopted various policies related to trading restrictions, disclosure requirements and confidentiality obligations which have been amended and restated from time to time, most recently amended effective December 16, 2016. The Corporate Governance and Nominating Committee oversees the implementation and compliance of these policies, which are set out in the “Ur-Energy Inc. Policies Concerning Confidentiality, Public Disclosure and Restrictions on Trading Securities,” and are available on our website at http://www.ur- energy.com/corporate-

governance/.  All directors, officers and employees of the Company are expected to be familiar with and adhere to the policies.

Gender Diversity Policy and Diversity Reporting

In 2014, the Board of Directors adopted a Gender Diversity policy by which the Company seeks to encourage the identification, recruitment, development and, ultimately, retention of talented women at all levels including on its Board. The Board believes that a board made up of highly-qualified directors, from diverse backgrounds, promotes better corporate governance and improves business outcomes.

The inclusion of women extends to our Board composition, and consideration of the level of representation by women on the Board will be an important consideration during searches for qualified new Board members as those needs may arise. The Company embraces the proposition that more women on boards is advantageous. We remain duty bound to recruit and invest in the best available talent based upon education, experience and personal skills and qualities. Although the Board is not at this time endorsing a quota or target, it does commit to seeking and having increasing representation of women on the Board, in executive management and throughout the Company. We were fortunate in 2017 to have Kathy Walker join our Board. Her presence now reflects approximately 14% female representation on our Board. As set forth above, we also have a 14% representation of visible minorities on our Board.

There has not been systemic consideration of the effectiveness or measures taken under the policy. However, as additional refreshment of the Board may occur and/or additional expansion is contemplated, the Governance Committee will continue to review additional qualified female candidates who have been placed before it, and will continue to review the qualifications of those, and all, candidates brought forward for consideration.

The Company has one female executive officer, Penne Goplerud, who has been our General Counsel and Corporate Secretary since 2011. Among our five-person management team, this is a 20% representation by women. Prior to her appointment as a member of our executive officers, Ms. Goplerud served the Company as Associate General Counsel from 2007, and as outside counsel from 2005 until she joined us in 2007 as an employee. At this time, there is no consideration for expanding our executive group. We restructured certain of our respective responsibilities in 2015 and again in 2019 when our executive group was reduced in number and we continue to find the smaller structure and size of our executive team works well, further enhances communication and facilitates other management matters.

At this time, we have not established a policy or targets for additional representation in identified diversity groups (women, visible minorities, Aboriginal, and disabled individuals) in our executive group. We have no executives who are visible minorities, Aboriginal or disabled. If and as the executive group is expanded or current members may depart and be replaced, experience, merit and skill sets must be considered foremost when candidates are evaluated, although continuing consideration will be given to diversity of all types, including experience and expertise. While certain aspects of, and areas of expertise within, our industry remain predominantly male, we remain committed to equality of opportunity and look forward to facilitating any appropriate increase in representation of women and other diverse groups in our management structure based upon merit and overall qualifications.

Meetings of the Board and Committees

The Board of Directors meets at least four times a year and more frequently if required. In 2019, the Board of Directors met six times. Additionally, the Board of Directors took two actions by written resolutions. The Board of Directors from time to time holds a portion of its meetings when management departs and the independent directors meet in camera. Management may be asked to depart a meeting for in camera sessions at such other meetings as the independent directors deem appropriate from time to time. During 2019 the Board held three meetings during which non-director executives were excused for a portion of the meeting. Additionally, the independent directors met in camera without executive management on at least one occasion. A separate meeting of the independent directors was held in December 2019.

Board Committees

There are five permanent committees of the Board of Directors: the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee, the Treasury & Investment Committee and the HSE & Technical Committee. The Board of Directors may also appoint other temporary or permanent committees from time to time for particular purposes.

The following sets out a summary of the responsibilities and activities of the Board Committees and the Report of the Audit Committee. The charters of each of the permanent standing committees may be found on our website http://www.ur-energy/corporate-governance/.

Audit Committee

The Audit Committee assists the Board of Directors in carrying out its responsibilities relating to corporate accounting and financial reporting practices, as well as oversight of internal controls, and the Whistleblower Program. The duties and responsibilities of the Audit Committee include the following:

•

reviewing for recommendation to the Board of Directors for its approval the principal documents comprising our continuous disclosure record, including interim and annual financial statements and management’s discussion and analysis;

•

recommending to the Board of Directors a firm of independent auditors for appointment by the shareholders and reporting to the Board of Directors on the fees and expenses of such auditors. The Audit Committee has the authority and responsibility to select, evaluate and, if necessary, replace the independent auditor. The Audit Committee has the authority to approve all audit engagement fees and terms and the Audit Committee, or a member of the Audit Committee, must review and pre-approve any non-audit services provided to the Company by our independent auditor and consider the impact on the independence of the auditor;

•	reviewing periodic reports from the Chief Financial Officer;
•	discussing with management and the independent auditor, as appropriate, any audit problems or difficulties and management’s response; and
•	establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including through the Whistleblower Program.

The Audit Committee maintains direct communication during the year with our independent auditor and with our executive officers and other personnel responsible for accounting and financial matters.

During 2019, the members of the Audit Committee were Thomas Parker (Chair), Gary Huber, Kathy Walker and Rob Chang. The members of the Audit Committee were in 2019, and are currently, independent directors pursuant to National Instrument 52-110 Audit Committees (“NI 52-110”) and the listing standards of the NYSE American. Each of the members is financially literate as defined in NI 52-110 and financially sophisticated under the NYSE American rules. The Audit Committee has confirmed each member as an “audit committee financial expert” as that term is currently defined by the rules of the SEC.

During 2019, the Audit Committee met five times, and took one action by written resolution. The activities of the Audit Committee over the past year included the following:

•	review of our annual financial statements and management’s discussion and analysis prior to filing with the regulatory authorities;
•	review of our quarterly interim financial statements and management’s discussion and analysis prior to filing with regulatory authorities;
•	review of periodic reports from the Chief Financial Officer;

•	review of applicable corporate disclosure reporting and control processes, including Chief Executive Officer and Chief Financial Officer certifications;
•	review of reports from our external firm for testing of internal controls;
•	review Audit Committee governance practices to ensure its terms of reference incorporate all regulatory requirements;
•	oversee the Company’s Whistleblower Program, including the non-substantive changes to the policy in support of the updating of the third-party online platform, and training regarding the program;
•	assess and manage risk, including those risks presented by cyber-security and related threats, including receiving presentations on management of these threats;
•	received presentations on new regulatory matters and accounting pronouncements;
•	review of the Audit Committee Charter; and
•

review of the engagement letter with the independent auditors and annual audit fees prior to approval by the Board of Directors, as well as pre-approving non-audit services and their cost prior to commencement.

The Audit Committee has recommended to the Board of Directors that Ur-Energy shareholders be requested to re-appoint PricewaterhouseCoopers LLP, Chartered Professional Accountants, as the independent auditor for 2020.

The Audit Committee reviews its charter on a yearly basis and did so most recently on December 11, 2019. The Committee’s charter was last substantively amended in 2016. The qualifications of each of the members of the Audit Committee are set forth above as a part of Proposal No. 1.

Compensation Committee

The Compensation Committee assists the Board of Directors in carrying out its responsibilities relating to personnel matters, including performance, compensation and succession. The Compensation Committee establishes annual objectives against which to assess members of management including the Chief Executive Officer. The Committee reviews and makes recommendations to the Board with respect to employee and consultant compensation arrangements including equity compensation, and makes recommendations about management succession planning. The Compensation Committee reviews its charter on a yearly basis, and did so most recently on December 11, 2020. The Committee’s charter was last substantively amended in 2014.

The Compensation Committee met formally twice in 2019. Additionally, the Committee took three actions by written resolution during 2019. Portions of meetings are conducted without management present, including specifically for the purpose of discussing the compensation of the Chief Executive Officer. Additionally, the Compensation Committee considered various matters related to the Company’s existing compensation program, executive and director compensation, share ownership guidelines for directors and executive officers (including compliance), the equity compensation plans, and presentations on trends in governance and compensation including “say on pay.” The Compensation Committee annually reviews the results of the “say on pay” vote of our shareholders. The Compensation Committee is authorized to engage, at the Company’s expense, compensation consulting firms or other professional advisors as necessary to assist in discharging its responsibilities.

During 2019, the members of the Committee were Gary Huber (Chair),  James Franklin and Rob Chang. The members of the Compensation Committee were in 2019, and are currently, independent under applicable law and the rules of the NYSE American. As well, at least two members of the Committee (all three, currently) qualify as “outside” directors within the meaning of U.S. Internal Revenue Code Section 162(m) and as “non-employee” directors within the meaning of Rule 16b-3 under the Exchange Act, as amended. The qualifications of each of the members of the Compensation Committee are set forth above as a part of Proposal No. 1.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee assists the Board of Directors with determining the director nominees for election to the Board, recommending candidates to fill vacancies, other succession planning, the composition of the committees of the Board and monitoring compliance with corporate governance regulatory requirements. In performing its duties, the Committee will review and consider director nominees recommended by shareholders. The Committee also conducts Board member evaluations and evaluation of the Lead Director on an annual basis, while considering the overall composition and appropriate size of the Board.

The Corporate Governance and Nominating Committee reviews its charter on a yearly basis, and did so most recently on December 12, 2019. The Committee’s charter was last substantively amended in 2017.

During 2019, the members of the Committee were Gary Huber (Chair) James Franklin, William Boberg and Rob Chang. The Corporate Governance and Nominating Committee met twice during 2019 and took one action by written resolution. The members of the Corporate Governance and Nominating Committee were in 2019, and are currently, independent under the rules of the NYSE American. The qualifications of each of the members of the Corporate Governance and Nominating Committee are set forth above as a part of Proposal No. 1.

During 2019, the Corporate Governance and Nominating Committee received a presentation about the Company’s directors’ and officers’ liability program and insurance coverage; and reviewed corporate policies including the Code of Ethics, Whistleblower Policy (including its 2019 non-substantive amendments), and Ur‑Energy Inc. Policies Concerning Confidentiality, Public Disclosure and Restrictions on Trading Securities. The Committee also considers the Company’s risks and risk management.

Treasury & Investment Committee

The Treasury & Investment Committee assists the Board of Directors by centralizing for oversight all treasury activities of the Company, insofar as practical, and coordinating our banking, cash management, investment and funding arrangements. The Committee also formulates and implements the Treasury and Investment Policy, reviewing it from time to time. The Committee’s charter, as last substantively amended in 2014, provides that the Committee consist of the Chief Financial Officer and at least two independent members of the Board of Directors. The Committee reviews its charter on an annual basis, and did so most recently on December 12, 2019.

During 2019, the members of the Treasury & Investment Committee were Thomas Parker (Chair), and Kathy Walker, and our Chief Financial Officer, Roger Smith. The Treasury & Investment Committee met twice during 2019.

HSE & Technical Committee

The Health, Safety and Environment & Technical Committee (the “HSE & Technical Committee”) assists the Board of Directors with reserve and resource matters relating to our mineral properties; technical matters relating to our exploration, development, permitting, construction, operations, reclamation and restoration activities; health, safety and environmental matters relating to our operations and activities; and compliance with legal requirements relating to reserve and resource matters, technical matters, and health, safety and environmental matters. The Committee’s charter is reviewed annually, including most recently on December 12, 2019.

The members of the HSE & Technical Committee are James Franklin (Chair) (Professional Geologist), William Boberg  (Professional Geologist), Thomas Parker (Professional Engineer), and Gary Huber (Professional Geologist). The members of the Committee are not required to be independent. Currently, however, all members are independent. There are several members of executive management who routinely participate in the Committee meetings. Because of the significance of the physical and environmental safety and operational matters overseen by the Committee, a standing invitation has been extended by the Committee for all directors and executive officers to attend the Committee’s meetings. In 2019, we continued this practice. All non-Committee directors attended all Committee meetings.

In recent years, the HSE & Technical Committee has conducted certain of its reviews by means of informal meetings, including in-house technical sessions at the Lost Creek site. In 2019, with operations continuing as before and in order to preserve our cash resources, the HSE & Technical Committee did not travel to Lost Creek.

The Committee held five formal meetings during 2019. The Committee received routine presentations throughout the year on technical, operational, safety and environmental matters at Lost Creek.

Summary of Memberships on Permanent Committees and Record of Attendance for 2019

During the year ended December 31, 2019, the Board of Directors and its permanent committees met as follows:

Board of Directors	6	(1)
Audit Committee (“AC”)	5
Compensation Committee (“CC”)	2
Corporate Governance and Nominating Committee (“CGN”)	2
HSE & Technical Committee (“HSE&TC”)	5
Treasury & Investment Committee (“TIC”)	2
Total number of meetings held	22

(1)	In addition to the six meetings held by the Board of Directors, two actions were taken by resolution in writing.

During 2019, our directors attended scheduled Board and assigned Committee meetings as follows:

	Board Meetings	Committee Meeting Memberships and Meetings Attended
Director	Attended	AC	CC	CGN	TIC(1)	HSE&TC
Jeffrey T. Klenda	6/6	-	-	-	-	-
James M. Franklin	5/6	-	2/2	2/2	-	4/5
W. William Boberg	6/6	-	-	2/2	-	5/5
Thomas H. Parker	6/6	5/5	-	-	2/2	5/5
Gary C. Huber	6/6	5/5	2/2	2/2	-	5/5
Kathy E. Walker	6/6	5/5	-	-	2/2	-
Rob Chang	6/6	5/5	2/2	2/2		-

(1)	Roger Smith, CFO of the Company, the third member of the Treasury and Investment Committee, also had 100% attendance.

Board Attendance at Shareholder Meeting

It has been the Company’s practice and expectation that its directors attend the annual shareholders’ meetings.  Last year, all seven of our directors attended the annual and special meeting of shareholders.

Shareholder Feedback

The Board of Directors believes that management should speak for the Company in its communications with shareholders and others in the investment community and that the Board of Directors should be satisfied that appropriate investor relations programs and procedures are in place. The Board of Directors has approved these policies including the designation of spokespersons in behalf of the Company from time to time. The Board of Directors regularly reviews the Company’s major communications with shareholders and the public, including continuous disclosure documents and periodic press releases in accordance with the Company’s policies.

Shareholder Communication with the Board

We believe that it is important to maintain good shareholder relations. The Board of Directors will give appropriate attention to all written communications that are submitted by shareholders. Any shareholder wishing to send communications to the Board, or a specific committee of the Board, should send such communication to the Corporate

Secretary of the Company by email to legaldept@UrEnergy.com‑ or by mail to Ur-Energy Inc. Board of Directors, c/o Corporate Secretary, 10758 West Centennial Road, Suite 200, Littleton, Colorado, USA 80127. All communications shall state the type and amount of the Company’s securities held by the shareholder and shall clearly state that the communication is intended to be shared with the Board, or if applicable, with a specific committee of the Board. The Corporate Secretary shall forward all such communications to the Board or the specific committee, as appropriate.

Expectations of Management

The Board of Directors believes that it is appropriate for management to be responsible for the development of long-term strategies for our Company. Meetings of the Board of Directors are held, as required, to specifically review and deal with long-term strategies of the Company as presented by senior members of management.

The Board of Directors appreciates the value of having its executive officers attend board meetings to provide information and opinions to assist the Directors in their deliberations. The Chair, in consultation with the Chief Financial Officer and Corporate Secretary, arranges for the attendance of executive officers for consultation including technical presentations at Board meetings.

INDEBTEDNESS OF DIRECTORS AND OFFICERS

At no time since the beginning of the Company’s last financial year was any director, executive officer, proposed nominee for election as a director, or any of their respective associates, indebted to the Company or any of its subsidiaries, nor was the indebtedness of any such person to another entity the subject of any guarantee, support agreement, letter of credit or similar arrangement provided by the Company or any of its subsidiaries.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of our directors or officers has had any material interest, direct or indirect, in any material transaction since the incorporation of Ur-Energy or in any proposed transaction which has or may materially affect Ur-Energy.

As discussed in their biographies set forth herein, certain of our directors and/or officers are also directors and/or officers of one or more other mining or natural resources companies. Our directors and officers are also in many cases shareholders of one or more mining or natural resources companies. Consequently, there exists the possibility for such directors and/or officers to be in a position of conflict. While there is a potential for conflicts of interest to arise in such situations, that potential is minimized because of the nature of these other companies in other areas of mineral resources and precious metals. Any decision made by any of these directors and/or officers will be made in accordance with their duties and obligations to deal fairly and in good faith with Ur‑Energy and such other companies. In addition, at meetings of the Board, any director with an interest in a matter being considered will declare such interest and refrain from voting on such matter.

The Audit Committee is charged with reviewing and approving in advance any transaction with any “related person,” as that term is defined under applicable U.S. securities laws.  Except as previously disclosed, there have been no transactions between the Company and any “related person” since the beginning of the Company’s last fiscal year that would be required to be disclosed under applicable U.S. securities laws.

HOUSEHOLDING

The bank, broker or other nominee for any shareholder who is a beneficial owner, but not the record holder, of the Company’s Common Shares may deliver only one copy of the Circular to multiple shareholders who share the same address, unless that broker, bank or other nominee has received contrary instructions from one or more of the shareholders. The Company will deliver promptly, upon written or oral request, a separate copy of the Circular to a shareholder at a shared address to which a single copy of the document was delivered. Shareholders who wish to receive a separate copy of the Circular now, or a separate copy of the Notice of Internet Availability or Circular in the future, should write to us at: Ur-Energy Inc., 10758 West Centennial Road, Suite 200, Littleton, Colorado 80127, Attention: Corporate Secretary. Beneficial owners sharing an address who are receiving multiple copies of the Circular and wish to receive a single copy of the Notice of Internet Availability or Circular in the future will need to contact their broker, bank or other nominee to request that only a single copy be mailed to all shareholders at the shared address in the future.

PERFORMANCE GRAPH AND TABLE

The performance graph and disclosure related thereto is set forth in Item 5 of our Annual Report on Form 10-K for the year ended December 31, 2019 under the heading “Performance Graph” and is incorporated by reference here. The information in Item 5 of the Annual Report on Form 10-K is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the liabilities of Section 8 of the Exchange Act. A copy of our Annual Report on Form 10‑K for the year ended December 31, 2019 is available at https://sedar.com, https://www.sec.gov/edgar.shtml and upon request by a shareholder to the Company as set forth below under “Availability of Documents.”

ACCOMPANYING FINANCIAL INFORMATION AND INCORPORATION BY REFERENCE

Additional financial information for the Company is available in the Company’s audited consolidated financial statements for the year ended December 31, 2019 and related management’s discussion and analysis of financial condition and results of operations for the year ended December 31, 2019, included in the Annual Report on Form 10-K which has been filed with the SEC at https://www.sec.gov/edgar.shtml, and with Canadian securities regulators at https://sedar.com.

ANNUAL REPORT TO SHAREHOLDERS

Included with this Circular is the Company’s 2019 Annual Report on Form 10-K for the year ended December 31, 2019 (without exhibits, which may be accessed on our Annual Report on Form 10-K at https://www.sec.gov/edgar.shtml).

SHAREHOLDER PROPOSALS

All proposals of the Company’s shareholders intended to be presented at the Company’s annual meeting of shareholders in 2020 must meet the requirements set forth in Section 137 of the Canada Business Corporations Act (CBCA) and Rule 14a-8 of the Exchange Act. Pursuant to the CBCA, proposals must be received by the Company’s Corporate Secretary no later December 31,  2020 in order to be included in the Management Proxy Circular for the Company’s 2021 annual meeting. The Company’s next annual meeting of shareholders is planned for May 2021.

As to any proposal that a shareholder intends to present to shareholders other than by inclusion in our Management Proxy Circular for our 2021 annual meeting of shareholders, the proxies named in our proxy for that meeting will be entitled to exercise their discretionary voting authority on that proposal unless we receive notice of the matter to be proposed not later than February 24, 2021. Even if proper notice is received on or prior to that date, the proxies named in our proxy for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising shareholders of that proposal and how they intend to exercise their discretion to vote on such matter, unless the shareholder making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a-4(c)(2) under the Exchange Act.

AVAILABILITY OF DOCUMENTS

Upon request made to the Corporate Secretary of Ur-Energy at 10758 West Centennial Road, Suite 200, Littleton, Colorado 80127 or by email at legaldept@Ur-Energy.com (Telephone: +1 720-981-4588 ext. 250), the Corporate Secretary will provide to any shareholder of the Company entitled to vote at the Annual Meeting, free of charge, by first class mail within one business day of receipt of written request, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (including exhibits) as filed with the SEC  and with the Canadian securities authorities. Due to current remote-work restrictions, we may be able to respond to your request more quickly by email request and response.

OTHER MATTERS

Our management and the Board of Directors know of no other matters to be brought before the Meeting. If other matters are presented properly to the shareholders for action at the Meeting and any postponements and adjournments thereof, it is the intention of the proxy holders named in the proxy to vote in their discretion on all matters on which the Common Shares represented by such proxy are entitled to vote.

There have been no other proposals made by shareholders for consideration at this Meeting, nor are there any other proposals to be addressed at the Meeting but not included in this Circular.

APPROVAL

The contents and mailing of this Circular have been approved by the Board of Directors of the Company.

You are urged to promptly complete, sign, date and return your proxy, or to vote online or by telephone as set forth above. You may revoke your proxy at any time before it is voted. If you attend the Meeting in person, and you are a Registered Shareholder, you may vote your shares at the time of the Meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Jeffrey T. Klenda
Jeffrey T. Klenda, Chairman

Schedule A

UR-ENERGY INC.

AMENDED AND RESTATED STOCK OPTION PLAN 2005

(as amended and restated through April 13, 2017)

UR-ENERGY INC.

AMENDED AND RESTATED STOCK OPTION PLAN 2005

(as amended and restated through April 13, 2017)

1. PURPOSE OF THE PLAN
1.1

The purpose of the Plan is to attract, retain and motivate persons of training, experience and leadership to the Corporation and its Subsidiaries, including their directors, officers, employees and service providers, and to advance the interests of the Corporation by providing such persons with the opportunity, through share options, to acquire an increased proprietary interest in the Corporation.

2. DEFINED TERMS

Where used herein, the following terms shall have the following meanings, respectively:

2.1	“Board” means the Board of Directors of the Corporation or, if established and duly authorized to act, the Executive Committee of the Board of Directors of the Corporation;
2.2	“Change of Control” includes:
(i)

the acquisition by any persons acting jointly or in concert (as determined by the Securities Act), whether directly or indirectly, of voting securities of the Corporation that, together with all other voting securities of the Corporation held by such persons, constitute in the aggregate more than 50% of all outstanding voting securities of the Corporation;

(ii)

an amalgamation, arrangement or other form of business combination of the Corporation with another corporation that results in the holders of voting securities of that other corporation holding, in the aggregate, more than 50% of all outstanding voting securities of the corporation resulting from the business combination;

(iii)

the sale, lease or exchange of all or substantially all of the property of the Corporation to another person, other than in the ordinary course of business of the Corporation or to a Related Entity; or

(iv)	any other transaction that is deemed to be a “Change of Control” for the purposes of this Plan by the Board in its sole discretion;
2.3	“Committee” shall have the meaning attributed thereto in Section 3.1 hereof;
2.4	“Control” by a person over a second person means the power to direct, directly or indirectly, the management and policies of the second person by virtue of:
(i)	ownership of or direction over voting securities in the second person;
(ii)	a written agreement or indenture;
(iii)	being or Controlling the general partner of the second person; or
(iv)	being a trustee of the second person;
2.5	“Corporation” means Ur-Energy Inc. and includes any successor corporation thereof;
2.6	“Eligible Person” means:
(i)	any Insider, director, officer or employee of the Corporation or any Subsidiary, or any other Service Provider (an “Eligible Individual”); or

(ii)

a corporation controlled by an Eligible Individual, the issued and outstanding voting shares of which are, and will continue to be, beneficially owned, directly or indirectly, by such Eligible Individual (an “Employee Corporation”);

2.7

“Insider” means any insider, as such term is defined in Subsection 1(1) of the Securities Act (Ontario), of the Corporation, other than a person who falls within that definition solely by virtue of being a director or senior officer of a Subsidiary, and includes any associate, as such term is defined in Subsection 1(1) of the Securities Act (Ontario), of any such insider;

2.8	“ISO” means any Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the US Code;
2.9

“Market Price” at any date in respect of the Shares means the closing price of such Shares on the TSX (or, if such Shares are not then listed and posted for trading on the TSX, then on the recognized stock exchange on which such Shares are listed or posted or, if such Shares are not so listed on any recognized stock exchange, then on the over-the-counter market on which they are traded or posted as selected for such purpose by the Committee or, in accordance with Section 5.5 hereof) on the immediately preceding Trading Day;

2.10	“Option” means an option to purchase Shares granted to an Eligible Person under the Plan;
2.11	“Option Price” means the price per Share at which Shares may be purchased under an Option, as the same may be adjusted from time to time in accordance with Article 8 hereof;
2.12	“Optioned Shares” means the Shares issuable pursuant to an exercise of Options;
2.13	“Optionee” means an Eligible Person to whom an Option has been granted and who continues to hold such Option;
2.14	“Plan” means this Amended and Restated Stock Option Plan, as the same may be further amended or varied from time to time;
2.15	“Related Entity” means, for the Corporation, a person that Controls or is Controlled by the Corporation or that is Controlled by the same person that controls the Corporation;
2.16

“Service Provider” means any person or company engaged as an independent contractor or otherwise to provide ongoing management or consulting services for the Corporation or for any entity controlled by the Corporation;

2.17

“Shares” means the Common Shares of the Corporation or, in the event of an adjustment contemplated by Article 8 hereof, such other shares or securities to which an Optionee may be entitled upon the exercise of an Option as a result of such adjustment;

2.18	“Subsidiary” means any corporation which is a subsidiary, as such term is defined in Subsection 1(2) of the Canada Business Corporations Act, of the Corporation;
2.19

“Trading Day” means the any business day on which the Shares are listed or posted for trading on the TSX or on a recognized stock exchange or on the over-the-counter market, as applicable, whether or not there are any transactions in Shares on such date;

2.20	“TSX” means the Toronto Stock Exchange; and
2.21	“US Code” means the U.S. Internal Revenue Code of 1986, as amended.
3. ADMINISTRATION OF THE PLAN
3.1	The Plan shall be administered by the Board or, if determined by the Board, by the Board with the assistance of the compensation committee (the “Committee”) of the Board.

3.2	The Committee shall have the power, where consistent with the general purpose and intent of the Plan and subject to the specific provisions of the Plan:
(a)	to establish policies and to adopt rules and regulations for carrying out the purposes, provisions and administration of the Plan;
(b)

to interpret and construe the Plan and to determine all questions arising out of the Plan or any Option, and any such interpretation, construction or determination made by the Committee shall be final, binding and conclusive for all purposes;

(c)	to determine the number of Shares covered by each Option;
(d)	to determine the Option Price of each Option;
(e)	to determine the time or times when Options will be granted and exercisable;
(f)	to determine if the Shares which are issuable on the exercise of an Option will be subject to any restrictions upon the exercise of such Option; and
(g)	to prescribe the form of the instruments relating to the grant, exercise and other terms of Options, including whether any Option will be designated as an ISO.
3.3	The Committee may, in its discretion, require as conditions to the grant or exercise of any Option that the Optionee shall have:
(a)

represented, warranted and agreed in form and substance satisfactory to the Corporation that he or she is acquiring and will acquire such Option and the Shares to be issued upon the exercise thereof or, as the case may be, is acquiring such Shares, for his or her own account, for investment and not with a view to or in connection with any distribution, that he or she has had access to such information as is necessary to enable him or her to evaluate the merits and risks of such investment and that he or she is able to bear the economic risk of holding such Shares for an indefinite period;

(b)

agreed to restrictions on transfer in form and substance satisfactory to the Corporation and to an endorsement on any option agreement on certificate representing the Shares making appropriate reference to such restrictions; and

(c)	agreed to indemnify the Corporation in connection with the foregoing.
3.4

Any Option granted under the Plan shall be subject to the requirement that, if at any time counsel to the Corporation shall determine that the listing, registration or qualification of the Shares subject to such Option upon any securities exchange or under any law or regulation of any jurisdiction, or the consent or approval of any securities exchange or any governmental or regulatory body, is necessary as a condition of, or in connection with, the grant or exercise of such Option or the issuance or purchase of Shares thereunder, such Option may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Corporation to apply for or to obtain such listing, registration, qualification, consent or approval.

3.5

The Chief Executive Officer of the Corporation may grant Options, in the context of non- executive employment or consulting arrangements, from time to time between the dates of meetings of the Board in the amount of up to 100,000 Shares in aggregate and upon the reporting from time to time of the grant of such Options to the Board, the amount available for such grants by the Chief Executive Officer shall be restored to the full amount of 100,000 Shares.

4. SHARES SUBJECT TO THE PLAN
4.1

Subject to adjustment as provided in Article 8 hereof, the Shares to be offered under the Plan shall consist of the Corporation’s authorized but unissued common shares. The aggregate number of Shares issuable upon the exercise of all options granted under the Plan, combined with the aggregate number of Shares issuable in respect of the restricted share units outstanding under the Ur-Energy Inc. Restricted Share Unit Plan, shall not exceed 10% of the issued and outstanding shares of the Corporation as at the date of grant of each Option under the Plan. If any Option granted hereunder shall expire or terminate for any reason in accordance with the terms of the Plan without being exercised, the un-purchased Shares subject thereto shall again be available for the purpose of this Plan. Shares withheld pursuant to Section 7.4 in respect of satisfaction of tax withholding obligations shall not be deemed to have been issued or to be outstanding Shares of the Corporation for purposes of determining the number of Shares issuable pursuant to this Plan.

5. ELIGIBILITY; GRANT; TERMS OF OPTIONS
5.1	Options may be granted to any Eligible Person in accordance with Section 5.2 hereof.
5.2	Options may be granted by the Corporation pursuant to the recommendations of the Committee from time to time provided and to the extent that such decisions are approved by the Board.
5.3

Subject as herein and otherwise specifically provided in this Article 5, the number of Shares subject to each Option, the Option Price of each Option, the expiration date of each Option, the extent to which each Option is exercisable from time to time during the term of the Option and other terms and conditions relating to each such Option shall be determined by the Committee.

5.4

In the event that no specific determination is made by the Committee with respect to any of the following matters, each Option shall, subject to any other specific provisions of the Plan, contain the following terms and conditions:

(a)	the period during which an Option shall be exercisable shall be five years from the date the Option is granted to the Optionee; and
(b)

the Optionee may exercise the Option for not more than one-third of the Shares covered by the Option one year after the date of grant, as to not more than an additional one-third two years after the date of grant, and as to the final one-third three years after the date of grant, subject to the right of the Board to determine at the time of grant that a particular Option will be exercisable in whole or in part on different dates (provided, that in the case of an ISO granted to an individual who owns shares possessing more that 10% of the total combined voting power of all classes of shares of the Corporation or any of its subsidiaries, the option period shall not be for a period of more than five years measured from the date of grant of the ISO) and to determine at any time  after the date of grant that a particular Option will be exercisable in whole or in part on earlier dates for any reason, including the occurrence of a proposal by the Corporation or any other person to implement a transaction that would, if implemented, result in a Change of Control.  Notwithstanding the foregoing, in no event shall more than five percent of the Shares available for issuance hereunder have a stated vesting/exercisability schedule of less than one year from the date of grant of such Option.

5.5

Subject to any adjustments pursuant to the provisions of Article 8 hereof, the Option Price of any Option shall in no circumstances be lower than the Market Price on the date on which the grant of the Option is approved by the Committee (or 110% of the Market Price on the date of grant in the case of an ISO granted to an individual who owns shares possessing more that 10% of the total combined voting power of all classes of shares of the Corporation or any of its subsidiaries,). Notwithstanding the foregoing, in the event that the Shares are not listed on any stock exchange on the date on which the grant of an Option is approved by the Committee, the Option Price for such Option shall be determined by the Committee and shall be deemed to be the Market Price; provided further, that in the case of a determination by the Committee, the Committee shall determine the fair market value of a Share in accordance with Treasury Regulations Section 1.409A-1(b)(5)(iv)(B). If, as and when any Shares have been duly purchased and paid for under the terms of an Option, such Shares shall be conclusively deemed allotted and issued as fully paid non-assessable Shares at the price paid therefor.

5.6

No Options shall be granted to any Optionee if the total number of Shares issuable to such Optionee under this Plan, together with any Shares reserved for issuance to such Optionee under options for services or any other stock option plans, would exceed 5% of the issued and outstanding Shares.

5.7

An Option is personal to the Optionee and non-assignable (whether by operation of law or otherwise), except as provided for herein. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of an Option contrary to the provisions of the Plan, or upon the levy of any attachment or similar process upon an Option, the Option shall, at the election of the Corporation, cease and terminate and be of no further force or effect whatsoever.

5.8	No Options shall be granted to an Optionee if such grant could result, at any time, in:
(a)	the number of Shares reserved for issuance pursuant to Options or other stock options granted to Insiders exceeding 10% of the issued and outstanding Shares;
(b)	the issuance to Insiders, within a one-year period, of a number of Shares exceeding 10% of the issued and outstanding Shares; or
(c)	the issuance to any one Insider and such Insider’s associates, within a one-year period, of a number of Shares exceeding five percent of the issued and outstanding Shares.

For the purposes of this Section 5.8, the phrase “issued and outstanding Shares” excludes any Shares issued pursuant to the Plan or other stock options, stock option plans, employee stock purchase plans or other compensation or incentive mechanisms, over a preceding one-year period and “associate” means any person associated with such Insider.

5.9

The maximum number of Shares that may be issued under the Plan pursuant to ISOs shall be 14,000,000. The maximum number of Shares that may be covered by Options granted to any Optionee in any single calendar year shall not exceed 7,000,000 Shares. The foregoing limits shall be adjusted by the Board or the Committee, as applicable, in respect of the events set forth in Section 8, below.

5.10

The terms of any ISO granted under the Plan shall be intended to comply in all respects   with the provisions of Section 422 of the US Code.  ISOs may only be granted to Eligible Persons who are employees of the Corporation or employees of any parent or subsidiary corporation (within the meaning of Sections 424 of the US Code) of the Corporation.  ISOs shall not be granted more than ten years after the earlier of the adoption of this amendment and restatement of the Plan or the approval of this amendment and restatement of the Plan by the Corporation’s stockholders. Notwithstanding the foregoing, to the extent that the aggregate Market Price of Shares subject to an ISO and the aggregate market Price of shares of stock of any parent or subsidiary corporation (within the meaning of Sections 424 of the US Code) subject to any other incentive stock options of the Corporation or a parent or subsidiary corporation (within the meaning of Sections 424 of the US Code) that are exercisable for the first time by an Optionee during any calendar year exceeds $100,000, or such other amount as may be prescribed under Section 422 of the US Code, such excess shall be treated as non-qualified options in accordance with the US Code.  As used in the previous sentence, Market Price shall be determined as of the date the ISO is granted.  If an Optionee shall make any disposition of Shares issued pursuant to an ISO under the circumstances described in Section 421(b) of the US Code (relating to disqualifying dispositions), the Optionee shall notify the Corporation of such disposition.

6. TERMINATION OF EMPLOYMENT; DEATH
6.1

Subject to (i) the provisions of this Article 6, (ii) any express resolutions passed by the Committee or Board, or (iii) any provisions specifically included in employment agreements or other written arrangement with Eligible Persons, an Option and all rights to purchase Shares pursuant thereto shall expire and terminate immediately upon the Optionee who holds such Option ceasing to be an Eligible Person.

6.2

If, before the expiry of an Option in accordance with the terms thereof, an Optionee shall cease to be an Eligible Person (an “Event of Termination”) for any reason other than termination for “cause” of his or her employment with the Corporation or any Subsidiary, or except as set out in Section 6.7, then the Optionee may:

(a)

exercise the Option to the extent that he or she was entitled to do so at the time of such Event of Termination, at any time up to and including, but not after, a date three (3) months following the date of such Event of Termination, or prior to the close of business on the expiration date of the Option, whichever is earlier; and

(b)

with the prior written consent of the Board or the Committee, which consent may be withheld in the Corporation’s sole discretion, exercise a further Option at any time up to and including, but not after, a date three (3) months following the date of such Event of Termination, or prior to the close of business on the expiration date of the Option, whichever is earlier, to purchase all or any of the Optioned Shares as the Board or the Committee may designate but not exceeding the number of Optioned Shares the Optionee would have otherwise been entitled to purchase pursuant to the Option had the Optionee’s status as an Eligible Person been maintained for the term of the Option.

6.3	If an Optionee dies before the expiry of an Option in accordance with the terms thereof, the Optionee’s legal representative(s) may, subject to the terms of the Option and the Plan:
(a)

exercise the Option to the extent that the Optionee was entitled to do so at the date of his or her death at any time up to and including, but not after, a date one year following the date of death of the Optionee, or prior to the close of business on the expiration date of the Option, whichever is earlier; and

(b)

with the prior written consent of the Board or the Committee, exercise at any time up to and including, but not after, a date one year following the date of death of the Optionee, a further Option to purchase all or any of the Optioned Shares as the Board or the Committee may designate but not exceeding the number of Optioned Shares the Optionee would have otherwise been entitled to purchase had the Optionee survived.

6.4

For greater certainty, Options shall not be affected by any change of employment of the Optionee or by the Optionee ceasing to be a director of the Corporation provided that the Optionee continues to be an Eligible Person.

6.5

For the purposes of this Article 6, a determination by the Corporation that an Optionee was discharged for “cause” shall be binding on the Optionee; provided, however, that such determination shall not be conclusive of the Optionee’s potential entitlement to damages for the loss of the right to exercise an Option in the event that a court of competent jurisdiction ultimately determines that the discharge was without “cause”.

6.6	If the Optionee is an Employee Corporation, the references to the Optionee in this Article 6 shall be deemed to refer to the Eligible Individual associated with the Employee Corporation.
6.7	Notwithstanding the provisions of this Article 6:
(a)

all vested Options held by an officer of the Corporation, as designated by the Board of the Corporation (a “Designated Officer”), provided such person has been a Designated Officer for at least one year, will expire on the expiration date identified at the time of grant of the Option and all unvested Options will expire upon the date of termination whether as a result of resignation or termination by the Corporation without cause;

(b)

all vested Options held by a director on the Board of the Corporation, provided such person has been a director for at least one year, whether as a result of appointment or election to the Board, will expire on the expiration date identified at the time of grant of the Option and all unvested Options will expire on the date of termination whether as a result of resignation or failure to be re-elected to the Board; and

(c)	nothing in this Section 6.7 will be construed as extending an Option beyond the expiration date identified at the time of grant of the Option and in accordance with the Plan.
7. EXERCISE OF OPTIONS
7.1

Subject to the provisions of the Plan, an Option may be exercised from time to time by delivery to   the Corporation at its registered office of a written notice of exercise addressed to the Secretary of the Corporation specifying the number of Shares with respect to which the Option is being exercised and accompanied by payment in full, by cash, check, or other lawful form of consideration approved by the Corporation of the Option Price of the Shares then being purchased. Certificates for such Shares shall be issued and delivered to the Optionee within a reasonable time following the receipt of such notice and payment.

7.2	Notwithstanding any of the provisions contained in the Plan or in any Option, the Corporation’s obligation to issue Shares to an Optionee pursuant to the exercise of any Option shall be subject to:
(a)

completion of such registration or other qualification of such Shares or obtaining approval of such governmental or regulatory authority as the Corporation shall determine to be necessary or advisable in connection with the authorization, issuance or sale thereof;

(b)	the administration of such Shares to listing on any stock exchange on which the Shares may then be listed;
(c)

the receipt from the Optionee of such representations, warranties, agreements and undertakings, as the Corporation determines to be necessary or advisable in order to safeguard against the violation of the securities laws of any jurisdiction;

(d)	the Optionee making arrangements satisfactory to the Corporation to cover all required tax withholdings; and
(e)	the satisfaction of any conditions on exercise prescribed pursuant to Section 3.4 hereof,

in this connection the Corporation shall, to the extent necessary, take all commercially reasonable steps to obtain such approvals, registrations, and qualifications as may be necessary for the issuance of such Shares in compliance with applicable securities laws and for the listing of such Shares on any stock exchange on which the Share are then listed.

7.3

Options shall be evidenced by a share option agreement, instrument or certificate in such form not inconsistent with this Plan as the Committee may from time to time determine as provided for under Subsection 3.2(g), provided that the substance of Article 5 be included therein.

7.4

The Corporation is authorized to perform all tax withholdings required in respect of any Option granted hereunder. The Board or the Committee shall determine, in its sole discretion, the form of payment acceptable for such tax withholding obligations, which may include any legal consideration the Board or the Committee deems appropriate. Any determination to allow an Optionee who is subject to Rule 16b-3 promulgated under the Securities Exchange Act of 2914, as amended to pay taxes with Shares through net settlement or previously owned Shares shall be approved by either a committee made up of solely two or more outside directors or by the full Board.  If such tax withholding amounts are satisfied through net settlement or previously owned Shares, the maximum number of Shares that may be so withheld (or surrendered) shall be the number of Shares that have an aggregate Market Price on the date of withholding or repurchase equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Corporation with respect to such Option, as determined by the Board or the Committee.

8. CERTAIN ADJUSTMENTS
8.1

In the event of any subdivision or redivision of the Shares into a greater number of Shares at any time after the grant of an Option to any Optionee and prior to the expiration of the term of such Option, the Corporation shall deliver to such Optionee at the time of any subsequent exercise of his or her Option in accordance with the terms hereof, in lieu of the number of shares to which he or she was theretofore entitled upon such exercise, but for the same aggregate consideration payable therefor, such number of Shares as such Optionee would have held as a result of such subdivision or redivision if, on the record date thereof, the Optionee had been the registered holder of the number of Shares to which he or she was theretofore entitled upon such exercise.

8.2

In the event of any consolidation of the Shares into a lesser number of Shares at any time after the grant of an Option to any Optionee and prior to the expiration of the term of  such Option, the Corporation shall deliver to such Optionee at the time of any subsequent exercise of his or her Option in accordance with the terms hereof, in lieu of the number of Shares to which he or she was theretofore entitled upon such exercise, but for the same aggregate consideration payable therefor, such number of Shares as such Optionee would have held as a result of such consolidation if, on the record date thereof, the Optionee had been the registered holder of the number of Shares to which he or she was theretofore entitled upon such exercise.

8.3

Subject to the provisions of Article 9, if at any time after the grant of any Option to an Optionee and prior to the expiration of the term of such Option, the Shares shall be reclassified, reorganized or otherwise changed, otherwise than as specified in Sections 8.1 and 8.2 or the Corporation shall consolidate, merge or amalgamate with or into another corporation (the corporation resulting or continuing from such consolidation, merger or amalgamation being herein called the “Successor Corporation”) or, the Corporation shall pay a stock dividend (other than any dividends in the ordinary course), the Optionee shall be entitled to receive only upon the subsequent exercise of his or her Option in accordance with the terms hereof and shall accept in lieu of the number of Shares to which he or she was theretofore entitled upon such exercise but for the same aggregate consideration payable therefor, the aggregate the number of shares of the appropriate class and/or other securities of the Corporation or the Successor Corporation (as the case may be) that the Optionee would have been entitled to receive as a result of such reclassification, reorganization or other change or as a result of such consolidation, merger, amalgamation, or stock dividend, if on the record date of such reclassification, reorganization, other change or stock dividend, or the record date of such consolidation, merger or amalgamation or dividend payment, as the case may be, he or she had been the registered holder of the number of Shares to which he or she was theretofore entitled  upon such exercise.

8.4

Notwithstanding any other provision herein, in the event of a Change of Control all Options, whether vested or unvested, will become fully vested and exercisable immediately prior to the date of a Change of Control without notice to Optionees.

8.5

In the event the Corporation should declare and pay a special cash dividend or other distribution out of the ordinary course, a special dividend in specie on the Shares, or a stock dividend other than in the ordinary course, the Option Price of all Options outstanding on the record date of such dividend or other distribution shall be reduced by an amount equal to the cash payment or other distribution or the fair market value of the dividend in specie or stock dividend or other distribution, as determined by the Committee in its sole discretion. Any adjustment to the Option Price pursuant to this Section 8.5 shall be made only to the extent that such adjustment will not cause the Option to be nonqualified deferred compensation within the meaning of the US Code Section 409A and the U.S. Treasury Regulations promulgated thereunder.

9. AMENDMENT OR DISCONTINUANCE OF THE PLAN
9.1

Subject to applicable regulatory requirements and except as provided herein, the Board may, in its sole and absolute discretion and without shareholder approval, amend, suspend, terminate or discontinue the Plan and may amend the terms and conditions of Options granted pursuant to the Plan. Provided, however, that if the Board wishes to increase the maximum percentage in Section 4.1 hereof or extend the Option period or reduce the Option Price of Options granted to Insiders of the Corporation pursuant to the Plan, shareholder approval will be required.

9.2	Without limiting the generality of the foregoing, the Board may make the following amendments to the Plan, without obtaining shareholder approval:
(a)	amendments to the terms and conditions of the Plan necessary to ensure that the Plan complies with the applicable regulatory requirements, including the rules of the TSX, in place from time to time;
(b)	amendments to the provisions of the Plan respecting administration of the Plan and eligibility for participation under the Plan;
(c)

amendments to the provisions of the Plan respecting the terms and conditions on which options may be granted pursuant to the Plan, including the provisions relating to the option price, the option period and the vesting schedule; and

(d)	amendments to the Plan that are of a “housekeeping” nature.
9.3

Without limiting the generality of the foregoing, the Board may amend the Option Price, the option period, the vesting schedule and the termination provisions of Options granted pursuant to the Plan, without shareholder approval. Provided, however, that. if the Board proposes to reduce the Option Price or extend the option period of options granted to Insiders of the Corporation pursuant to the Plan, such amendments will require shareholder approval.

10. MISCELLANEOUS PROVISIONS
10.1

An Optionee shall not have any rights as a shareholder of the Corporation with respect to any of the Shares covered by such Option until the date of issuance of a certificate for Shares upon the exercise of such Option, in full or in part, and then only with respect to the Shares represented by such certificate or certificates. Without in any way limiting the generality of the foregoing, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such share certificate is issued.

10.2

Nothing in the Plan or any Option shall confer upon an Optionee any right to continue or be re-elected as a director of the Corporation or any right to continue in the employ of the Corporation or any Subsidiary, or affect in any way the right of the Corporation or any Subsidiary to terminate his or her employment at any time; nor shall anything in the Plan or any Option be deemed or construed to constitute an agreement, or an expression of intent, on the part of the Corporation or any Subsidiary to extend the employment of any Optionee beyond the time which he or she would be normally be retired pursuant to the provisions of any present or future retirement plan of the Corporation or any Subsidiary or any present or future retirement policy of the Corporation or any Subsidiary, or beyond the time at which he or she would otherwise be retired pursuant to the provisions of any contract of employment with the Corporation or any Subsidiary.

10.3

Notwithstanding Section 5.8 hereof, Options may be transferred or assigned between an Eligible Individual and the related Employee Corporation provided the assignor delivers notice to the Corporation prior to the assignment.

10.4	The Plan and all matters to which reference is made herein shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.
10.5

With respect to any Optionee, this Plan, any Option, and any Option award are intended to be rights that do not provide for the deferral of compensation subject to US Code Section 409A by means of complying with U.S. Treasury Regulations Section 1.409A- 1(b)(5) or to otherwise be exempt from US Code Section 409A. This Plan, any Option, and any Option award shall be interpreted and administered in a manner so as to avoid the imposition of additional tax, interest, or other sanction on any Optionee pursuant to US Code Section 409A.

11. SHAREHOLDER AND REGULATORY APPROVAL
11.1

The Plan shall be subject to acceptance by the TSX and any other relevant regulatory authority. Any Options granted prior to such acceptance shall be conditional upon such acceptance being given and no such Options may be exercised unless and until such acceptance are given.

Security Class Holder Account Number -------Fold Form of Proxy - Annual General and Special Meeting to be held on May 7, 2020 This Form of Proxy is solicited by and on behalf of Management. Notes to proxy 1. Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse). If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder. The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management. The securities represented by this proxy will be voted in favour or withheld from voting or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting or any adjournment or postponement thereof. This proxy should be read in conjunction with the accompanying documentation provided by Management. 2. 3. 4. 5. 6. 7. -------Fold 8. Proxies submitted must be received by 1:00 p.m., MDT, on May 5, 2020. VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK! To Vote Using the Telephone To Vote Using the Internet To Receive Documents Electronically • Call the number listed BELOW from a touch tone telephone. 1-866-732-VOTE (8683) Toll Free • Go to the following web site: www.investorvote.com • Smartphone? Scan the QR code to vote now. • You can enroll to receive future securityholder communications electronically by visiting www.investorcentre.com and clicking at the bottom of the page. If you vote by telephone or the Internet, DO NOT mail back this proxy. Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual. Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy. To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below. CONTROL NUMBER

Appointment of Proxyholder I/We, being holder(s) of Ur-Energy Inc. hereby appoint: Jeffrey T. Klenda, Chairman, or failing him, Penne A. Goplerud, Corporate Secretary Print the name of the person you are appointing if this person is someone other than the Management Nominees listed herein. OR as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the shareholder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual General and Special Meeting of shareholders of Ur-Energy Inc. to be held at Hampton Inn & Suites, 7611 Shaffer Parkway, Littleton, Colorado 80127, on May 7, 2020 at 1:00 p.m., MDT, and at any adjournment or postponement thereof. VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES. 1. Election of Directors For Withhold For Withhold For Withhold 01. Jeffrey T. Klenda 02. James M. Franklin 03. W. William Boberg -------Fold 04. Thomas H. Parker 05. Gary C. Huber 06. Kathy E. Walker 07. Rob Chang Withhold 2. Appointment of Auditors Appointment of PricewaterhouseCoopers LLP as Auditors of the Company for the ensuing year and authorizing the Directors to fix their remuneration. Against 3. Say on Pay Approve in an advisory (non-binding) vote, the compensation of the Company’s named executive officers. 2 Years 3 Years Abstain 4. Say When on Pay Conduct an advisory (non-binding) vote regarding the frequency of the say-on-pay votes. Against 5. Option Plan Resolution -------Fold Ratify, confirm and approve the renewal of the Amended and Restated Stock Option Plan 2005 and to approve and authorize for a period of three years all unallocated options issuable pursuant to the Option Plan. Authorized Signature(s) - This section must be completed for your instructions to be executed. Signature(s) Date I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management. Interim Financial Statements - Mark this box if you would like to receive Interim Financial Statements and accompanying Management’s Discussion and Analysis by mail. Annual Financial Statements - Mark this box if you would NOT like to receive the Annual Financial Statements and accompanying Management’s Discussion and Analysis by mail. If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist. U R G Q 3 0 6 8 5 8 A R 2 For 1 Year For For